SCHEDULE 14C/A
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C/A INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant                       [ X ]
Filed by Party other than the Registrant  [ ]

Check the appropriate box:

[ X ] Preliminary Information Statement   [ ]   Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14c-5(d)(2))
[   ] Definitive Information Statement

                                 LIL MARC, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, $.01 par value

     (2)  Aggregate number of securities to which transaction applies:
          14,068,204

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $.003 (one-third of par value pursuant to Rule 0-11(a)(4). The Registrant has an accumulated capital deficit.)

     (4)  Proposed maximum aggregate value of transaction: $42,204.61

     (5)  Total fee paid: $84.41

[ X ]     Fee paid previously with preliminary materials

[    ]    Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 Lil Marc, Inc.
                                830 Third Avenue
                            New York, New York 10022
                                 (212) 829-5800
                                ----------------

To Our Stockholders:

      The purpose of this letter is to inform you that we intend to take the following action by written consent of our stockholders:

      1. To approve the Agreement and Plan of Merger and the transactions contemplated thereby, by and among Lil Marc, LILM Acquisition Corp. and InkSure Technologies Inc.;

      2. To amend our Articles of Incorporation to change our name to "InkSure Technologies Inc." and to amend the description of our general corporate purpose;

      3. To amend our Articles of Incorporation to increase the authorized number of shares of capital stock from five million (5,000,000) shares to forty-five million (45,000,000) shares consisting of thirty-five million (35,000,000) shares of common stock and ten million (10,000,000) shares of preferred stock;

      4. To amend our Articles of Incorporation and By-laws to increase the size of our Board of Directors to eight (8) from seven (7);

      5. To appoint Kost, Forer & Gabbay, a member of Ernst and Young International, as the independent auditors of Lil Marc for the fiscal year ending December 31, 2002;

      6. To adopt the 2002 Employee, Director and Consultant Stock Option Plan; and

      7. To elect eight persons to Lil Marc's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected and qualify.

      The holder of a majority of our outstanding common stock, owning approximately 82% of the outstanding shares of our common stock (the "Majority Stockholder"), has executed a written consent in favor of the actions described above. This consent will satisfy the stockholder approval requirement for the proposed action and allows us to take the proposed action on or after September __, 2002.

      WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of the Majority Stockholder satisfies any applicable stockholder voting requirement of the Nevada General Corporation Law and our Articles of Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.

      YOU HAVE THE RIGHT TO EXERCISE DISSENTERS' RIGHTS UNDER NEVADA REVISED STATUTES 92A.300-.500, INCLUSIVE, AND OBTAIN THE "FAIR VALUE" OF YOUR SHARES OF LIL MARC COMMON STOCK, PROVIDED THAT YOU COMPLY WITH THE CONDITIONS ESTABLISHED UNDER APPLICABLE NEVADA LAW. FOR A DISCUSSION REGARDING YOUR DISSENTERS' RIGHTS, SEE THE SECTION TITLED "RESOLUTION #1 THE MERGER AGREEMENT AND THE TRANSACTION WITH INKSURE - LIL MARC DISSENTERS RIGHTS" IN THE ACCOMPANYING INFORMATION STATEMENT AND EXHIBIT H THERETO, WHICH SETS FORTH THOSE STATUTES.

      The accompanying Information Statement is for information purposes only and explains the terms of the merger with InkSure, the amendments to our Articles of Incorporation, our appointment of independent auditors, the adoption of the 2002 Employee, Director and Consultant Stock Option Plan, and the election of eight directors to our Board of Directors. Please read the accompanying Information Statement carefully.

                                          By Order of the Board of Directors

                                          /s/ Joseph P. Wynne

                                          Joseph P. Wynne, Secretary
August __, 2002

                                 Lil Marc, Inc.
                                830 Third Avenue
                            New York, New York 10022
                                 (212) 829-5800
                                ----------------


                              INFORMATION STATEMENT

                                 AUGUST __, 2002

                              ---------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This Information Statement is being mailed on or about August __, 2002 to the stockholders of record of Lil Marc, Inc. at the close of business on July 3, 2002 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

      This Information Statement is being furnished to you to inform you of the adoption of resolutions by written consent by the holder of a majority of the outstanding shares of our common stock, par value $.01 per share ("Common Stock"). The resolutions adopted by the holder of a majority of the outstanding shares of our Common Stock (the "Majority Stockholder") give us the authority to take the following actions (collectively, the "Stockholder Resolutions"):

      1. To approve the Agreement and Plan of Merger (the "Merger Agreement") and the transactions contemplated thereby, by and among Lil Marc, LILM Acquisition Corp.
and InkSure Technologies Inc.;

      2. To amend our Articles of Incorporation to change our name to "InkSure Technologies Inc." and to amend the description of our general corporate purpose;

      3. To amend our Articles of Incorporation to increase the authorized number of shares of capital stock from five million (5,000,000) shares to forty-five million (45,000,000) shares consisting of thirty-five million (35,000,000) shares of Common Stock and ten million (10,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock");

      4. To amend our Articles of Incorporation and By-laws to increase the size of our Board of Directors to eight (8) from seven (7);

      5. To appoint Kost, Forer & Gabbay, a member of Ernst and Young International, as the independent auditors of Lil Marc for the fiscal year ending December 31, 2002;

      6. To adopt the proposed 2002 Employee, Director and Consultant Stock Option Plan; and

      7. To elect eight persons to Lil Marc's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected and qualify.

      The board of directors of Lil Marc (the "Board of Directors") has adopted resolutions authorizing: (i) the Merger Agreement and the transactions contemplated thereby; (ii) the amendment of our Articles of Incorporation to increase the number of authorized shares of capital stock; (iii) the amendment of our Articles of Incorporation to change our name and to amend the description of our general corporate purpose; (iv) the amendment of our Articles of Incorporation and By-Laws to increase the size of our Board of Directors to eight (8) from seven (7); (v) the appointment of Kost, Forer & Gabbay, a member of Ernst and Young International, as the independent auditors of Lil Marc for the fiscal year ending December 31, 2002; (vi) the adoption of the 2002 Employee, Director and Consultant Stock Option Plan; and (vii) the election of eight directors to our Board of Directors, and recommended that the stockholders adopt resolutions approving the same.

      As of the close of business on the Record Date, we had an aggregate of 2,668,666 shares of our Common Stock outstanding and no shares of Preferred Stock authorized or outstanding. Each outstanding share is entitled to one vote per share.

      The affirmative consent of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to approve each of the Stockholder Resolutions in the absence of a meeting of stockholders. The Majority Stockholder owns approximately 82% of the outstanding shares of our Common Stock. Accordingly, the requisite stockholder approvals of each of the Stockholder Resolutions was obtained by the execution of the Majority Stockholder's written consents in favor of such actions, allowing us to take the proposed actions on or after September __, 2002.

      YOU HAVE THE RIGHT TO EXERCISE DISSENTERS' RIGHTS UNDER NEVADA REVISED STATUTES 92A.300-.500, INCLUSIVE, AND OBTAIN THE "FAIR VALUE" OF YOUR SHARES OF LIL MARC COMMON STOCK, PROVIDED THAT YOU COMPLY WITH THE CONDITIONS ESTABLISHED UNDER APPLICABLE NEVADA LAW. FOR A DISCUSSION REGARDING YOUR DISSENTERS' RIGHTS, SEE THE SECTION TITLED "RESOLUTION #1 THE MERGER AGREEMENT AND THE TRANSACTION WITH INKSURE - LIL MARC DISSENTERS RIGHTS" IN THE ACCOMPANYING INFORMATION STATEMENT AND EXHIBIT H THERETO, WHICH SETS FORTH THOSE STATUTES.

         STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JULY 3, 2002
            SHALL BE ENTITLED TO RECEIVE THIS INFORMATION STATEMENT.




                                          BY ORDER OF THE BOARD OF DIRECTORS,


                                          /s/ Joseph P. Wynne

                                          Joseph P. Wynne, Secretary



This Information Statement is first being mailed on or about August __, 2002. This Information Statement constitutes notice to our stockholders of corporate action by stockholders without a meeting as required by Chapter 78 of the Nevada Revised Statutes. This Information Statement is accompanied by our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 and our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002 and June 30, 2002, each of which were previously filed with the Securities and Exchange Commission.

The expenses of mailing this Information Statement will be borne by Lil Marc, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

                                TABLE OF CONTENTS


CERTAIN QUESTIONS AND ANSWERS.............................................1
GENERAL INFORMATION.......................................................3
    Outstanding Shares and Voting Rights..................................3
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON...................3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...........................3

RESOLUTION #1: THE MERGER AGREEMENT AND THE TRANSACTION WITH
               INKSURE....................................................5

    General...............................................................5
    Consent Required......................................................5
    Lil Marc Dissenters' Rights...........................................5
    Background of the Merger..............................................6
    Reasons For Approval By the Majority Stockholder and the Board of
    Directors.............................................................7
    Accounting Treatment of the Merger....................................7
    Terms of the Merger Agreement.........................................7
    InkSure Appraisal Rights..............................................8
    Treatment of Options and Warrants Exercisable for InkSure's Common
    Stock.................................................................8
    Representations and Warranties........................................8
    Conduct of InkSure's Business before Completion of the Merger........10
    Conduct of Lil Marc's and Merger Sub's Business before Completion of the Merger...........................................................11
    Reasonable Efforts to Complete the Merger............................11
    Lil Marc's Registration Obligations..................................11
    Conditions to the Merger.............................................12
    Termination of the Merger Agreement..................................13
CHANGE IN CONTROL........................................................14
RELATED TRANSACTIONS.....................................................14
    Private Placement Transaction of InkSure.............................14
    Reverse Stock Split..................................................15
SUMMARY OF PRO FORMA FINANCIAL STATEMENTS................................16
BUSINESS OF INKSURE......................................................17
    General..............................................................17
    Market Opportunity...................................................17
    Traditional Authentication Technologies..............................18
    InkSure Solutions....................................................19
    Marketing and Business Strategy......................................19
    Sales and Marketing..................................................20
    Products.............................................................21
    Competition..........................................................21
    Research and Development.............................................22
    Manufacturing and Production.........................................22
    Patents and Proprietary Technology...................................22
    Employees............................................................23
    Facilities...........................................................23
    Legal Proceedings....................................................23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF INKSURE.........................................23
         Result of operations............................................23
         Liquidity and Capital Resources.................................26
         Research and Development, Patents and Licenses..................26
         Contractual Obligations and Commitments.........................27

RISK FACTORS.............................................................28
WHERE YOU CAN FIND MORE INFORMATION......................................33

RESOLUTION #2: CHANGE OF OUR NAME........................................34

    General..............................................................34
    Consent Required.....................................................34
    Purpose..............................................................35

RESOLUTION #3: INCREASE IN AUTHORIZED SHARES.............................35

    General..............................................................35
    Consent Required.....................................................35
    Purpose..............................................................35
    Potential Effects of the Increase in Authorized Capital..............35

RESOLUTION #4: INCREASE SIZE OF BOARD OF DIRECTORS.......................36

    General..............................................................36
    Consent Required.....................................................36
    Purpose..............................................................36

RESOLUTION #5: APPOINTMENT OF INDEPENDENT AUDITORS.......................36

    General..............................................................36
    Consent Required.....................................................36
    Purpose..............................................................36

RESOLUTION #6: ADOPTION OF THE 2002 EMPLOYEE, DIRECTOR AND
               CONSULTANT STOCK OPTION PLAN..............................37

    Background and Purpose...............................................37
    Summary of the Lil Marc, Inc. 2002 Employee, Director and Consultant
    Stock Option Plan....................................................37

RESOLUTION #7: ELECTION OF NEW DIRECTORS.................................39

    General..............................................................39
    Consent Required.....................................................39
    Purpose..............................................................39
    Directors and Executive Officers and Nominees for Directors..........40
    Directors, Executive Officers and Director Nominees..................40
    Executive Compensation...............................................42
    Employment Agreements................................................42
    Meetings of the Board of Directors...................................42
    Committees of the Board of Directors.................................42
    Certain Legal Proceedings............................................42
    Compliance with Section 16 of the Securities Exchange Act of 1934....43
    Description of Our Common Stock......................................43
    Description of Preferred Stock.......................................43
    Transfer Agent and Registrar.........................................43
    Dividends............................................................43
    Nevada Anti-Takeover Laws............................................43
    Securities and Exchange Commission on Indemnification................44
    Voting Rights........................................................45

   EXHIBIT A:  Agreement and Plan of Merger
   EXHIBIT B:  Form of Reverse Stock Split Amendment
   EXHIBIT C:  Audited Financial Statements of InkSure for the fiscal year ended
               December 31, 2000 and 2001 and Unaudited Financial Statements for InkSure for the period ended JUNE 30, 2002
   EXHIBIT D: Unaudited pro forma Financial Statements for Lil Marc and InkSure EXHIBIT E: Form of Articles Amendment
   EXHIBIT F:  2002 Employee, Director and CONSULTANT Stock Option Plan
   EXHIBIT G:  Form of By-laws Amendment
   EXHIBIT H:  Dissenters' Rights Provisions under the Nevada Revised Statutes

                          CERTAIN QUESTIONS AND ANSWERS

Q:    WHAT AM I BEING ASKED TO APPROVE?

      A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. The stockholder holding a majority of the outstanding voting common stock of Lil Marc (the "Majority Stockholder") has already agreed:

      o To approve the Agreement and Plan of Merger (the "Merger Agreement") and the transactions contemplated thereby, by and among Lil Marc, LILM Acquisition Corp. ("Merger Sub") and InkSure Technologies Inc. ("InkSure");

      o To amend our Articles of Incorporation to change our name to "InkSure Technologies Inc." and to amend the description of our general corporate purpose;

      o To amend our Articles of Incorporation to increase the authorized number of shares of capital stock from five million (5,000,000) shares to forty-five million (45,000,000) shares consisting of thirty-five million (35,000,000) shares of common stock, par value $.01 per share ("Common Stock") and ten million (10,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock");

      o To amend our Articles of Incorporation and By-laws to increase the size of our Board of Directors to eight (8) from seven (7);

      o To appoint Kost, Forer & Gabbay, a member of Ernst and Young International, as the independent auditors of Lil Marc for the fiscal year ending December 31, 2002;

      o     To adopt our 2002 Employee, Director and Consultant Stock Option
            Plan; and

      o To elect eight persons to Lil Marc's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected and qualify.

Q: WHY HAVE THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS AGREED TO APPROVE THESE ACTIONS?

A: All of these actions are necessary to accomplish the terms of the Merger Agreement.

Q:    WHAT ARE THE BASIC TERMS OF THE TRANSACTION WITH InkSure?

A: Merger Sub will merge with and into InkSure. In exchange for all the capital stock of InkSure, the stockholders of InkSure will receive such number of shares of our Common Stock representing approximately 90% of the outstanding shares of our Common Stock after giving effect to the terms of the Merger Agreement. After the transaction is completed, InkSure will be a wholly owned subsidiary of Lil Marc and Lil Marc will be controlled by the former stockholders of InkSure. You will retain all of your present stockholdings in Lil Marc and are not required to do anything.

Q:    WILL I RECOGNIZE GAIN OR LOSS IN CONNECTION WITH THE TRANSACTION WITH
      INKSURE?

A:    No.

Q:    DO I HAVE APPRAISAL RIGHTS?

A: Yes. Under Nevada law, which governs the rights of the stockholders of Lil Marc, stockholders of Lil Marc are entitled to appraisal rights.

Q:    ARE THERE ANY CONDITIONS TO THE TRANSACTION WITH INKSURE?

A:    Yes. There are several conditions, including the following:

      o Lil Marc must file all reports that are required to be filed with the Securities and Exchange Commission;

      o The approval of the stockholders of InkSure voting in favor of the Merger Agreement and the transactions contemplated thereunder;

      o the closing of InkSure's private placement (the "Private Placement") of at least fifty (50) units consisting of common stock of InkSure and warrants of InkSure (collectively, the "Units");

      o adoption of a stock option plan for the grant of options for up to 3,500,000 shares;

      o Lil Marc shall have not less than $200,000 of cash (or cash equivalents) and shall have no material liabilities, whether fixed, accrued or contingent. Lil Marc shall have not more than Fifty Thousand Dollars ($50,000), in the aggregate, in fees, expenses or disbursements incurred in connection with the consummation of the transactions contemplated by the Merger Agreement;

      o     consummation of a reverse stock split; and

      o     approval of the increase in authorized capital stock of Lil Marc.

Q:    WHAT BUSINESS IS CONDUCTED BY INKSURE?

A: InkSure develops, markets and sells customized authentication systems designed to enhance the security of documents and branded products and to meet the growing demand for protection from counterfeiting and diversion. In this context, "counterfeit items" are imitation items that are offered as genuine with the intent to deceive or defraud. "Diversion" (also termed "parallel trading" or "gray market commerce") is the selling of goods (often genuine goods) in a geographic market where both wholesale and retail prices are high while falsely purchasing them for another market where wholesale prices are lower, thus taking advantage of the price difference between the two markets. InkSure operates within the "authentication industry," an industry that includes a variety of firms providing technologies and services designed to prevent the counterfeiting and diversion of valuable documents and products. InkSure's principal executive office is located at 9 West Railroad Avenue, Tenafly, NJ 07670, and its primary research and development facilities are located at 5 Oppenheimer Street, Suite 38, Science Park, Rehovot 76701, Israel. InkSure's telephone number at its executive office is (201) 894-9961. (See "Business of InkSure")

Q:    ARE THERE RISKS INVOLVED IN THE TRANSACTION WITH INKSURE?

A: Yes. After the transaction is completed, our success will be totally dependent on the success of InkSure. InkSure is a development stage company and only recently became profitable in the first quarter of 2002. There are no assurances that InkSure's operations will continue to be profitable after the closing of the transaction. (See "Risk Factors").

Q:    WHEN DO YOU EXPECT TO COMPLETE THE TRANSACTION WITH INKSURE?

A: Within approximately one month after the date of this Information Statement. As mentioned previously, there are several conditions to the closing of the transaction.

Q:    WHO CAN I CALL WITH QUESTIONS?

A:    Please call us at (212) 829-5800.

                               GENERAL INFORMATION

OUTSTANDING SHARES AND VOTING RIGHTS

      At July 3, 2002 (the "Record Date"), we had 2,668,666 shares of Common Stock issued and outstanding. These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of our Common Stock is entitled to one (1) vote. The outstanding shares of Common Stock at the close of business on the Record Date for determining stockholders who would have been entitled to notice of and to vote on the Merger Agreement and the various resolutions adopted by the Majority Stockholder, were held by approximately thirty-seven (37) stockholders of record. In connection with the transaction with InkSure (the "Merger"), Lil Marc and the Majority Stockholder have agreed to authorize and approve the various resolutions and corporate actions described below.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      Certain Business Relationships.

      ComVest Capital Partners, LLC ("ComVest") owns approximately 82.2% of our Common Stock. Michael S. Falk, Keith Rosenbloom and Robert Priddy are managers and principal members of ComVest. Michael S. Falk is Chairman and Chief Executive Officer of Commonwealth Associates, L.P., an affiliate of ComVest and the placement agent (the "Placement Agent") in connection with the proposed private placement of at least $4,000,000 (the "Minimum Offering") and up to $6,000,000 (the "Maximum Offering") of financing for InkSure (the "Private Placement"). Keith Rosenbloom and Robert Priddy are directors of Commonwealth Management Company, which is the general partner of the Placement Agent.

      In the event InkSure sold less than 50 Units, ComVest, or one or more of its limited partners or affiliates, had agreed to subscribe for and purchase, at $100,000 per Unit, a number of Units equal in the aggregate to 50 Units minus the number of Units which were purchased and paid for through the close of business on July 31, 2002, so that at least $5,000,000 would be raised in connection with the Private Placement (the "Standby Commitment"). As of July 31, 2002, InkSure had raised an aggregate principal amount of $6,200,000 in connection with its Private Placement. Accordingly, ComVest's Standby Commitment has been terminated.

      In March 2002, InkSure issued to Supercom, Ltd. ("Supercom") an interest free promissory note with a principal amount of $250,000. This note will be repaid immediately after consummation of the Private Placement. As of the date of this Information Statement, InkSure has repaid $50,000 of the principal amount of the note.

      Transactions with Management and Others. The nominees for director have a material interest in the transactions contemplated by the Merger Agreement, as described below under the caption "Change in Control." The nominees for director, Keith M. Rosenbloom, Joseph P. Wynne, T. Lee Provow, Elie Housman, Yaron Meerfeld, Albert Attias, Eli Rozen and Avi Schechter collectively will beneficially own approximately 2,487,440 shares of our Common Stock after consummation of the Merger. Additionally, as described below under the caption "Change in Control," these individuals will become directors of Lil Marc upon consummation of the transactions contemplated by the Merger Agreement. Except as described above, there are no other transactions between Lil Marc and any directors, nominees for director, executive officers of Lil Marc, any securityholder who is known to own of record or beneficially more than five percent of Lil Marc's voting securities, or any member of the immediate family of the foregoing persons, in which the amount of the transaction exceeds $60,000.

      Indebtedness of Management. To the knowledge of Lil Marc, no directors or nominees for director have been in debt to Lil Marc for amounts in excess of $60,000 at any time since the beginning of Lil Marc's last fiscal year.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information concerning the ownership of Common Stock immediately before and after consummation of the Merger, with respect to stockholders who were known to us to beneficially own more than five percent (5%) of our Common Stock as of July 3, 2002, and our officers and directors of Lil Marc before and after consummation of the Merger individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.


   Name and Address of         Shares           Shares         Percentage of    Percentage of
     Beneficial Owner       Beneficially    Beneficially      Voting Stock      Voting Stock
                               Owned        Owned After the    Before Merger     After Merger
                               Before         Merger (1)
                               the
                              Merger

ComVest Capital Partners,      2,194,166       1,184,850           82.2%            10.3%
LLC (2)
Michael S. Falk (2)(3)(16)     2,194,166       1,184,850           82.2%            10.3%
Keith M. Rosenbloom (2)            *               *                 *                *
(15)
Robert Priddy (4)                  *               *                 *                *
Joseph P. Wynne (2) (15)           *               *                 *                *
T. Lee Provow (2) (15)             *               *                 *                *
Supercom, Ltd. (5)                 *           3,075,676             *              26.6%
El-Ad Ink LLC (5)                  *           1,312,785             *              11.4%
ICTS Information Systems,          *            782,771              *               6.8%
BV (5)
Eli Rozen (5) (6) (7)              *            371,806              *               3.1%
Elie Housman (5) (8)               *            621,122              *               5.2%
Yaron Meerfeld (5) (9)             *            170,727              *               1.5%
Albert Attias (5) (10)             *           1,312,785             *              11.4%
Galleywood Holdings Ltd.           *            569,085              *               4.9%
(5)
Eyal Bigon (5) (11)                *            11,000               *                *
Avi Schechter (5)                  *               *                 *                *
Ron Peer (5)                       *               *                 *                *
Dana Kaplan (5)(12)                *             3,000               *                *
Shlomo Dukler (5)(13)              *            16,890               *                *
All directors and                  *           2,507,330             *              21.7%
executive officers as a
group (10 persons) (14)(15)


(1) After giving effect to a reverse stock split authorized in connection with the Merger and assuming the Maximum Offering is sold in the Private Placement.

(2) ComVest Capital Partners, LLC, 830 Third Avenue, New York, New York 10022.

(3) Mr. Falk is deemed to be the beneficial owner of an aggregate of 2,194,166 shares of Common Stock beneficially owned by ComVest. In his capacity as manager and principal member of ComVest, Mr. Falk shares indirect voting and dispositive power with respect to ComVest's shares. Mr. Falk disclaims beneficial ownership of the securities owned by ComVest other than that portion corresponding to his proportionate membership interest in ComVest. Mr. Falk has no direct ownership of such securities.

(4) c/o RMC Capital, 1640 Powers Ferry, Suite 125, Marietta, Georgia 30067. Mr. Priddy is deemed to be the beneficial owner of an aggregate of 2,194,166 shares of Common Stock beneficially owned by ComVest. In his capacity as manager and principal member of ComVest, Mr. Priddy shares indirect voting and dispositive power with respect to ComVest's shares. Mr. Priddy disclaims beneficial ownership of the securities owned by ComVest other than that portion corresponding to his proportionate membership interest in ComVest. Mr. Priddy has no direct ownership of such securities.

(5) c/o InkSure Technologies Inc., 9 West Railroad Avenue, Tenafly, NJ 07670.

(6) Eli Rozen is the Chairman and a principal stockholder of Supercom. Mr. Rozen disclaims beneficial ownership of the shares owned by Supercom.

(7) Includes 300,480 shares of Common Stock underlying immediately exercisable options.

(8) Includes 478,469 shares of Common Stock underlying immediately exercisable options.

(9) Includes 28,500 shares of Common Stock underlying immediately exercisable options.

(10) Albert Attias is a director of The El-Ad Group, Ltd., which is a member of El-Ad Ink LLC which owns 1,312,785 shares of InkSure common stock. Mr. Attias may be deemed to beneficially own the shares owned by El-Ad Ink.

(11) Includes 11,000 shares of Common Stock underlying immediately exercisable options.

(12) Includes 3,000 shares of Common Stock underlying immediately exercisable options.

(13) Includes 16,890 shares of Common Stock underlying immediately exercisable options.

(14) All future and past directors' and officers' stockholdings are included herein.

(15) Messrs. Rosenbloom, Wynne and Provow each disclaims beneficial ownership of the securities owned by ComVest and such information excludes all shares of our Common Stock beneficially owned by ComVest.



                                  RESOLUTION #1

              THE MERGER AGREEMENT AND THE TRANSACTION WITH INKSURE

GENERAL

      Lil Marc has entered into the Merger Agreement, which sets forth the terms and conditions of a proposed business combination among Lil Marc, Merger Sub and InkSure. Pursuant to the Merger Agreement, Merger Sub will merge with and into InkSure, with InkSure as the surviving corporation. InkSure will, as a result, become a wholly-owned subsidiary of Lil Marc (the "Merger"). It is currently anticipated that the consummation of the Merger will occur no sooner than twenty
(20) days after the date this Information Statement is first mailed to our current stockholders.

      InkSure develops, markets and sells customized authentication systems designed to enhance the security of documents and branded products and to meet the growing demand for protection from counterfeiting and diversion. In this context, "counterfeit items" are imitation items that are offered as genuine with the intent to deceive or defraud. "Diversion" (also termed "parallel trading" or "gray market commerce") is the selling of goods (often genuine goods) in a geographic market where both wholesale and retail prices are high while falsely purchasing them for another market where wholesale prices are lower, thus taking advantage of the price difference between the two markets. InkSure operates within the "authentication industry," an industry that includes a variety of firms providing technologies and services designed to prevent the counterfeiting and diversion of valuable documents and products. InkSure's principal executive office is located at 9 West Railroad Avenue, Tenafly, NJ 07670, and its primary research and development facilities are located at 5 Oppenheimer Street, Suite 38, Science Park, Rehovot 76701, Israel. InkSure's telephone number at its executive office is (201) 894-9961.

      It is presently anticipated that upon consummation of the Merger, the directors and officers of InkSure immediately prior to the effective time of the Merger will become the directors and officers of Lil Marc. Therefore, it is presently anticipated that no sooner than twenty (20) days after the date this Information Statement is first mailed to Lil Marc's stockholders, the Board of Directors of Lil Marc will consist of Keith M. Rosenbloom and Joseph P. Wynne (both of whom are also current directors and officers of Lil Marc) and T. Lee Provow, Elie Housman, Yaron Meerfeld, Albert Attias, Eli Rozen and Avi Schechter. (See "Election of New Directors").

CONSENT REQUIRED

      Approval of the Merger Agreement requires the consent of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at any annual meeting of stockholders as of the Record Date. The Majority Stockholder, who owns approximately 82% of the outstanding shares of our Common Stock as of the Record Date, has given its consent to approve the Merger Agreement and the transactions contemplated thereby and accordingly, the requisite stockholder approval was obtained by the execution of the Majority Stockholder's written consent in favor of the Merger Agreement.

LIL MARC DISSENTERS' RIGHTS

      Stockholders of Lil Marc Common Stock that follow the appropriate procedures are entitled to dissent from the consummation of the Merger and receive payment of the fair value of their shares under Sections 92A.300 through 92A.500 of the Nevada General Corporation Law.

      The following discussion summarizes the material applicable provisions of the Nevada dissenters' rights statute. You are urged to read the full text of the Nevada dissenters' rights statute, which is reprinted in its entirety and attached as Exhibit H to this document. A person having a beneficial interest in shares of our Common Stock that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if such person wishes to perfect any dissenters' rights such person may have.

      This discussion and Exhibit H should be reviewed carefully by you if you wish to exercise statutory dissenters' rights or why wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Nevada dissenters' rights statute may result in a termination or waiver of dissenters' rights under the Nevada dissenters' rights statute.

      Under the Nevada dissenters' rights statute, you have the right to dissent from the Merger and demand payment of the fair value of your shares of Common Stock. If you elect to dissent, you must file with Lil Marc a written notice of dissent stating that you intend to demand payment for your shares of Common Stock if the Merger is consummated. Such written notice of dissent must be filed with Lil Marc within twenty days of receipt of this Information Statement. If you fail to comply with this notice requirement, you will not be entitled to dissenters' rights. The "fair value" of the shares as used in the Nevada dissenters' rights statute is the value of the shares immediately before the effectuation of the proposed Merger, including an appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable.

      Within 10 days after the effective time of the Merger, Lil Marc will give written notice of the effective time of the Merger by certified mail to each stockholder who filed a written notice of dissent. The notice must also state where demand for payment must be sent and where share certificates shall be deposited, among other information. Within the time period set forth in the notice, which may not be less than 30 days nor more than 60 days following the date notice is delivered, the dissenting stockholder must make a written demand on Lil Marc for payment of the fair value of his or her shares and deposit his or her share certificates in accordance with the notice.

      Within 30 days after the receipt of demand for the fair value of the dissenters' shares, Lil Marc will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters' shares, plus accrued interest. Additionally, Lil Marc shall mail to each dissenting stockholder a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters' right to demand payment of fair value under Nevada law, and a copy of the relevant provisions of Nevada law.

      A dissenting stockholder, within 30 days following receipt of payment for the shares, may send Lil Marc a notice containing such stockholder's own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to Lil Marc's payment of fair value to such stockholder.

      If a demand for payment remains unsettled, Lil Marc shall petition the court to determine fair value and accrued interest. If Lil Marc fails to commence an action within 60 days following the receipt of the stockholder's demand, Lil Marc shall pay to the stockholder the amount demanded by the stockholder in the stockholder's notice containing the stockholder's estimate of fair value and accrued interest.

      All dissenting stockholders, whether residents of Nevada or not, must be made parties to the action and the court shall render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. Otherwise the costs and expenses of bringing the action will be determined by the court. In addition, reasonable fees and expenses of counsel and experts may be assessed against Lil Marc if the court finds that it did not substantially comply with the requirements of the Nevada dissenters' rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

      If you wish to seek dissenters' rights, you are urged to review the applicable Nevada statutes attached to this document as Exhibit H.

BACKGROUND OF THE MERGER

      Lil Marc, Inc. was incorporated under the laws of the state of Nevada on April 22, 1997. We were incorporated as a development stage enterprise in the baby products industry to develop, manufacture and market the "Lil Marc," a plastic toilet training device for young boys. To facilitate the manufacturing and marketing of the Lil Marc, on December 30, 1999, we incorporated a subsidiary under the name LILM, Inc. pursuant to the laws of the state of Nevada. Pursuant to a stock purchase agreement dated as of May 19, 2000 (the "Purchase Agreement") by and among Lil Marc, George I. Norman III, Laurie J. Norman, Alewine Limited Liability Company ("Alewine") and Linda Bryson (the latter four parties, collectively, the "Sellers") and ComVest, ComVest purchased 1,194,166 shares of our Common Stock for an aggregate purchase price of $315,000 on May 25, 2000 (the "Closing Date"). ComVest also purchased, pursuant to the Purchase Agreement, for an aggregate purchase price of $250,000: (i) an 18 month warrant to purchase 3,000,000 shares of Common Stock (the "Warrant"), and (ii) 1,000,000 newly issued shares of Common Stock. In November 2001, the Warrant terminated without having been exercised. Additionally, on the Closing Date the former officers and directors of Lil Marc resigned and were replaced by designees of ComVest. Subsequent to the Closing Date and pursuant to the Purchase Agreement, we sold all of the issued and outstanding capital stock of its wholly-owned subsidiary, LILM, Inc., to Alewine in exchange for 100,000 shares of Common Stock, which 100,000 shares became treasury stock and subsequently were cancelled. As a result of such transactions, we have no further interest in our former business (the development, manufacturing, and marketing of the Lil Marc training urinal).

      Since the Closing Date, our plan of operation has been to attempt to merge or effect a business combination with a domestic or foreign private operating entity. Our management believes that there are perceived benefits to being a "reporting company" with a class of publicly-traded securities which may be attractive to private entities. We have reviewed numerous business plans since the Closing Date and, as discussed below, chose to pursue an acquisition of InkSure due to its growth opportunity and resulting available cash from the Private Placement.

      In March 2002, management of InkSure was seeking additional equity funding in order to fully implement its business and marketing plan for the expansion of their business. Elie Housman, Chairman of InkSure, commenced discussions with Carl Kleidman, Managing Director of the Placement Agent, who is also an affiliate of ComVest, the Majority Stockholder of Lil Marc, regarding the Private Placement and Merger. In March 2002, the Placement Agent entered into a letter of intent to act as the placement agent in connection with the Private Placement for InkSure. As a condition to the closing of the financing, InkSure agreed that it would merge with and into a newly formed wholly owned subsidiary of Lil Marc so that Lil Marc would be the surviving corporation. At that time, it was agreed that the existing securities of InkSure would convert into such number of securities as would represent 90% of the outstanding securities of the surviving corporation. Definitive agreements relating to the Private Placement were executed by the relevant parties on May 17, 2002.

      The same persons, together with Greenberg Traurig, LLP, special counsel for the Placement Agent and Lil Marc, and Mintz Levin Cohn Ferris Glovsky and Popeo PC, counsel for InkSure, negotiated the agreement and plan of merger which eventually became the Merger Agreement as was signed by the parties on July 5, 2002.

REASONS  FOR  APPROVAL  BY  THE  MAJORITY  STOCKHOLDER  AND  THE  BOARD  OF
DIRECTORS

      The Board of Directors has given careful consideration to the Merger, the existing business operations of InkSure, the future potential and plans of InkSure, our current book value, the interest of our stockholders, and the risks of the Merger to our existing stockholders. Based on the foregoing considerations, the Board of Directors, together with the Majority Stockholder, believe the transactions contemplated by the Merger Agreement, including, but not limited to, the name change, the reverse stock split, and the adoption of the stock plan, are fair and in our best interests.

      The Majority Stockholder believes we will benefit from the Merger, with an immediate impact being the significant new operations and revenues, assets, and stockholders' equity, as well as giving us the ability to expand the operations of InkSure based upon the funding through the Private Placement.

ACCOUNTING TREATMENT OF THE MERGER

      On the closing of the Merger, based on management's consultation with the auditors for Lil Marc, Berenson & Company, LLP, whose office is located in New York, New York, it appears that the proper accounting treatment is a so-called "reverse acquisition," whereby InkSure will account for the transaction as a purchase of Lil Marc. InkSure is deemed to be the acquirer due to the common stockholders of InkSure ultimately controlling Lil Marc.

TERMS OF THE MERGER AGREEMENT

      The following describes the material terms of the Merger Agreement. This summary is qualified in its entirety to the full text of the Merger Agreement, which is attached hereto as Exhibit A and such Merger Agreement is incorporated into this Information Statement by reference. You are urged to read the entire Merger Agreement.

      Completion of the Merger

      The Merger will be consummated and become effective when the articles of merger are filed with the Delaware Secretary of State or at such other time as specified in the articles of merger. InkSure and Lil Marc anticipate that the Merger will be completed on the second business day after all of the conditions to the Merger contained in the Merger Agreement are satisfied, or where permissible, waived, or such later time as mutually agreed to by InkSure and Lil Marc.

      Articles of Incorporation and Bylaws of Merger Sub

      The articles of incorporation of InkSure in effect immediately prior to the effective time of the Merger will be the articles of incorporation of Merger Sub, except that its name will be changed to "IST Operating, Inc." The bylaws of InkSure in effect immediately prior to the effective time of the Merger will become the bylaws of Merger Sub.

      Directors of Lil Marc after the Merger

      It is presently anticipated that upon consummation of the Merger, the directors of InkSure immediately prior to the effective time of the Merger will become the directors of Lil Marc.

      Manner and Basis of Converting Shares of InkSure Common Stock into our Common Stock in the Merger

      Under the terms of the Merger Agreement, upon completion of the Merger, each outstanding share of InkSure common stock will be converted into the right to receive one (1) share of our Common Stock. The Merger consideration will not be payable in respect of shares of InkSure common stock (i) subject to properly exercised appraisal rights, (ii) owned by InkSure or any of its subsidiaries, or
(iii) owned by Lil Marc or any of its subsidiaries, if any, immediately prior to the completion of the Merger.

      As soon as reasonably practicable after the effective time of the Merger, the exchange agent will mail to holders of InkSure common stock, a letter of transmittal and instructions for use in exchanging InkSure common stock certificates for certificates representing shares of our Common Stock. In addition, as soon as reasonably practicable after the exchange agent receives from holders of InkSure common stock certificate(s) their respective InkSure common stock certificate(s), the letter of transmittal and any other documents that are required by the letter of transmittal, they will be entitled to receive the Merger consideration in the form of a certificate or certificates representing the appropriate number of shares of our Common Stock.

      After consummation of the Merger, until surrendered and exchanged, each InkSure share certificate will be deemed to evidence the right to receive that number of shares of our Common Stock. We will not pay dividends or other distributions on any shares of our Common Stock to be issued in exchange for InkSure common stock certificates that are not surrendered until such InkSure common stock certificate is properly surrendered.

INKSURE APPRAISAL RIGHTS

      Stockholders of InkSure who have neither voted in favor of the Merger nor consented thereto in writing pursuant to Section 228 of the Delaware General Corporation Law may be entitled to demand appraisal rights with respect to shares of InkSure common stock outstanding immediately prior to the effective time of the Merger by properly demanding the "fair value" for such shares in accordance with applicable Delaware law, and accordingly such shares will not be converted into the right to receive our Common Stock, unless the stockholder fails to perfect or withdraw or otherwise loses the right to appraisal rights. If after the effective time of the Merger, a stockholder fails to perfect or withdraw or loses the right to exercise appraisal rights, each such share of InkSure common stock will be treated as if it had been converted as of the effective time into the right to receive the shares of our Common Stock. InkSure has agreed to give Lil Marc prompt notice of any demands received for appraisal rights, and Lil Marc may participate in all negotiations and proceedings with respect to such demands. InkSure will not be permitted, without the prior written consent of Lil Marc, to make any payment with respect to, or settle or offer to settle, any such demands.

TREATMENT OF OPTIONS AND WARRANTS EXERCISABLE FOR INKSURE'S COMMON STOCK

      At the effective time of the Merger, Lil Marc will issue options and warrants in exchange for outstanding options and warrants exercisable for InkSure common stock. Such options and warrants are referred to in this paragraph as "exchanged options and warrants." The exchanged options and warrants will be exchanged in the Merger for options and warrants to purchase a number of shares of our Common Stock equal to the number of shares of InkSure common stock for which such exchanged option or warrant is exercisable. The exercise price per share of our Common Stock issuable under each option and warrant issued with respect to the exchanged options and warrants will equal the exercise price per share therefor immediately before the effective time of the Merger. The options and warrants issued with respect to the exchanged options and warrants will contain substantially similar terms and conditions as the exchanged options and warrants. As of July 3, 2002, there were outstanding options and warrants to purchase 1,069,798 shares of InkSure common stock, all of which are to be exchanged for options and warrants of Lil Marc. Warrants issued in the Private Placement will also be exchanged for warrants of Lil Marc.

REPRESENTATIONS AND WARRANTIES

      The Merger Agreement contains customary representations and warranties of InkSure, Lil Marc and Merger Sub.

      Representations of InkSure

      The Merger Agreement contains representations and warranties of InkSure regarding, among other matters:

      o the corporate organization and existence of InkSure and each of its subsidiaries, including that each has been duly organized, is validly existing and in good standing with the corporate power and authority to own, operate and lease its assets, to perform its obligations under certain material agreements and to carry on its businesses as currently conducted;

      o the corporate power and authority of InkSure to execute and deliver the Merger Agreement and related documents and to consummate the Merger and other contemplated transactions;

      o the adoption by InkSure's board of directors of a resolution adopting the Merger Agreement and the Merger and recommending approval of the Merger Agreement by the stockholders of InkSure;

      o the capitalization of InkSure, including the number of shares of capital stock authorized, the number of shares and the number of options and warrant shares outstanding, and the number of shares reserved for issuance;

      o the absence of specified changes in InkSure's businesses since March 31, 2002;

      o     the accuracy of InkSure's financial reports delivered to Lil Marc;

      o the validity and enforceability of intellectual property owned by InkSure and the absence of intellectual property infringement or contests;

      o the adequacy of protection by InkSure and its subsidiaries of their confidential information and trade secrets;

      o the validity of and absence of defaults under certain material contracts and other agreements of InkSure;

      o     the absence of material undisclosed liabilities;

      o compliance with and no knowledge regarding any actual or possible violation of, or failure to comply with any legal requirement;

      o     possession and validity of all required licenses and permits;

      o the filing and accuracy of InkSure's tax returns, the lack of pending or threatened proceedings, deficiencies or audits with respect to taxes, and certain related tax matters;

      o InkSure's employee benefit plans and related matters, including that such plans have been operated and administered in accordance with applicable law;

      o compliance with laws relating to employees or the workplace, and the absence of material disputes with employees;

      o compliance with environmental laws and the absence of environmental liabilities;

      o the absence of material claims, actions, suits, proceedings and specified judgments, decrees and injunctions;

      o the stockholder vote required to approve the Merger Agreement and the Merger;

      o the compliance of the Merger Agreement and related documents with InkSure's certificate of incorporation and bylaws, applicable laws, and material agreements, including the absence of events of default or breach thereunder;

      o     required governmental and third-party consents;

      o     the absence of brokers utilized by InkSure;

      o     compliance with Delaware state law takeover statutes; and

      o the absence of material misstatements or omissions in the information furnished by InkSure for inclusion in this Information Statement.

      Representations of Lil Marc and Merger Sub

      The Merger Agreement contains representations and warranties of Lil Marc and Merger Sub regarding, among other matters:

      o the capitalization of Lil Marc, including the number of shares of capital stock authorized, the number of shares and rights to acquire shares outstanding, and the number of shares reserved for issuance;

      o the absence of material misstatements or omissions in the information provided by Lil Marc in its filings with the SEC and the accuracy and compliance of Lil Marc's financial statements contained therein;

      o the compliance of the Merger Agreement and related documents with Lil Marc's certificate of incorporation and bylaws and applicable laws,

      o     required governmental and third-party consents;

      o     the formation and operations of Merger Sub;

      o the absence of material misstatements or omissions in the information furnished by Lil Marc for inclusion in this Information Statement;

      o the vote of the Majority Stockholder to approve the Merger and certain related matters with respect to the Merger;

      o     the absence of brokers utilized by Lil Marc;

      o     the absence of specified changes in Lil Marc's business;

      o     the absence of material undisclosed liabilities;

      o compliance with and no knowledge regarding any actual or possible violation of, or failure to comply with any legal requirement; and

      o     possession and validity of all required licenses and permits.

      The representations and warranties of each party will expire upon completion of the Merger.

CONDUCT OF INKSURE'S BUSINESS BEFORE COMPLETION OF THE MERGER

      The Merger Agreement contemplates that, until the effective time of the Merger, each of InkSure and its subsidiaries, among other things, will conduct its operations in the ordinary course of business consistent with past practice, in compliance with applicable law and contractual obligations, and will use commercially reasonable efforts to preserve intact its present business organization and its relationships with customers, suppliers, employees and others having business relationships with it. The Merger Agreement also contemplates that, until the effective time of the Merger, neither InkSure nor any of its subsidiaries will, without the prior written consent of Lil Marc:

      o declare, accrue, set aside or pay any dividend or make any other distribution with respect to any shares of capital stock of InkSure or any subsidiary of InkSure, or repurchase, redeem or otherwise reacquire any outstanding shares of capital stock or other securities of InkSure or any subsidiary of InkSure;

      o sell, issue, grant or authorize the issuance or grant of any capital stock, option, call, warrant, right, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of InkSure except for the issuance of shares of common stock pursuant to InkSure stock options or InkSure common stock warrants outstanding and pursuant to the Private Placement;

      o amend or waive any of its rights under, or accelerate the vesting under, any provision of any outstanding option, warrant or restricted stock purchase agreement or otherwise modify any of the terms of any outstanding option, warrant, or other security or related contract, other than as contemplated by the Merger Agreement;

      o amend or permit the adoption of any amendment to its articles of incorporation, bylaws or similar organizational documents, or effect or become a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split, or similar transaction other than as necessary to consummate the Private Placement;

      o take, or permit any of its respective subsidiaries to take, any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

      o take, or permit any of its respective subsidiaries to take, any action that would, or would reasonably be expected to, result in (i) any of the conditions to the Merger not being satisfied or (ii) a material delay in the satisfaction of such conditions.

CONDUCT OF LIL MARC'S AND MERGER SUB'S  BUSINESS  BEFORE  COMPLETION OF THE
MERGER

      The Merger Agreement contemplates that, until the effective time of the Merger, each of Lil Marc and Merger Sub, among other things, will conduct its operations in the ordinary course of business consistent with past practice, in compliance with applicable law and contractual obligations, and will use commercially reasonable efforts to preserve intact its present business organization and its relationships with customers, suppliers, employees and others having business relationships with it. The Merger Agreement also contemplates that, until the effective time of the Merger, neither Lil Marc nor Merger Sub will, without the prior written consent of InkSure:

      o declare, accrue, set aside or pay any dividend or make any other distribution with respect to any shares of capital stock of Lil Marc or Merger Sub, or repurchase, redeem or otherwise reacquire any outstanding shares of capital stock or other securities of Lil Marc or Merger Sub;

      o sell, issue, grant or authorize the issuance or grant of any capital stock, option, call, warrant, right, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of Lil Marc or Merger Sub;

      o amend or waive any of its rights under, or accelerate the vesting under, any provision of any outstanding option, warrant or restricted stock purchase agreement or otherwise modify any of the terms of any outstanding option, warrant, or other security or related contract, other than as contemplated by the Merger Agreement;

      o amend or permit the adoption of any amendment to its articles of incorporation, bylaws or similar organizational documents, or effect or become a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split, or similar transaction, other than in connection with the Merger and Reverse Stock Split;

      o take, or permit any of its respective subsidiaries to take, any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code; and

      o take, or permit any of its respective subsidiaries to take, any action that would, or would reasonably be expected to, result in (i) any of the conditions to the Merger not being satisfied or (ii) a material delay in the satisfaction of such conditions.

REASONABLE EFFORTS TO COMPLETE THE MERGER

      Lil Marc and InkSure are required to use reasonable efforts to make all filings required and to use reasonable efforts to take all further actions necessary or desirable to effect the transactions contemplated by the Merger Agreement and the Merger.

LIL MARC'S REGISTRATION OBLIGATIONS

      Lil Marc has agreed to file a registration statement with the Securities and Exchange Commission relating to the registration of shares of Common Stock issued in exchange for securities purchased in the Private Placement and subsequently surrendered in connection with the Merger.

CONDITIONS TO THE MERGER

      Conditions of Lil Marc and InkSure

      The obligations of Lil Marc and InkSure to complete the Merger are subject to the satisfaction or waiver of the following conditions:

      o As of the effective time of the Merger, no statute, rule, regulation, order, judgment, injunction, writ or preliminary restraining order or decree of any nature shall have been issued, enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority, which prohibits or restricts the consummation of the Merger or makes such consummation illegal.

      o The Lil Marc and InkSure required statutory approvals shall have been obtained at or prior to the effective time, such approvals shall have become final orders and no final order shall impose terms or conditions that would have, or would be reasonably likely to have, a Lil Marc material adverse effect or an InkSure material adverse effect.

      o The Private Placement shall have been consummated, raising gross proceeds from the sale of Units of not less than Five Million Dollars ($5,000,000).

            Conditions of Lil Marc

            The obligation of Lil Marc to complete the Merger is subject to the satisfaction or waiver of the following conditions:

      o All representations and warranties of InkSure contained in the Merger Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications which shall be true and correct in all respects) as of the date when made and at and as of the effective time of the Merger, with the same force and effect as though made as of the effective time of the Merger, except for changes expressly permitted by the Merger Agreement or where such representations or warranties are expressly limited by their terms to a prior date.

      o InkSure shall have duly performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in the Merger Agreement to be performed or complied with by it prior to or at the effective time of the Merger. None of the events permitting Lil Marc and Merger Sub to terminate the Merger Agreement shall have occurred and be continuing.

      o InkSure shall have delivered to Lil Marc and Merger Sub a certificate, dated the effective time of the Merger, of an officer of InkSure certifying that the conditions have been fulfilled.

      o No InkSure material adverse effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, an InkSure material adverse effect.

      o The InkSure required consents, the failure of which to be obtained would have an InkSure material adverse effect, shall have been obtained.

      o Prior to or at the effective time of the Merger, all issued and outstanding shares of InkSure preferred stock shall have converted into shares of InkSure common stock.

      o InkSure shall have obtained the approval of its stockholders voting in favor of the Merger.

      o Lil Marc and Merger Sub shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, counsel to InkSure, in a form reasonably satisfactory to Lil Marc and Merger Sub and addressed to Lil Marc and Merger Sub, with such knowledge qualifiers and assumptions with respect to certain state laws as is customary and reasonable.


            Conditions of InkSure

      The obligation of InkSure to complete the Merger is subject to the satisfaction or waiver of the following conditions:

      o All representations and warranties of Lil Marc and Merger Sub contained in the Merger Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications, which shall be true and correct in all respects) as of the date when made and at and as of the effective time of the Merger, with the same force and effect as though made as of the effective time of the Merger, except for changes expressly permitted by the Merger Agreement or where such representations or warranties are expressly limited by their terms to a prior date.

      o Lil Marc and Merger Sub shall have duly performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in the Merger Agreement to be performed or complied with by them prior to or at the effective time of the Merger. None of the events permitting InkSure to terminate the Merger Agreement shall have occurred and be continuing.

      o Lil Marc and Merger Sub shall have delivered to InkSure a certificate, dated the effective time of the Merger, of an officer of Lil Marc and Merger Sub certifying that the conditions have been fulfilled.

      o No Lil Marc material adverse effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Lil Marc material adverse effect.

      o The Lil Marc required consents, the failure of which to be obtained would have a Lil Marc material adverse effect, shall have been obtained.

      o Lil Marc shall have assumed the obligations of InkSure under the InkSure employment agreements on terms reasonably satisfactory to InkSure.

      o Prior to or at the effective time of the Merger, Lil Marc shall have taken or caused to be taken, all necessary corporate action so that, at or immediately after the effective time of the Merger, the InkSure stock options and warrants shall be converted in accordance with the terms of the Merger Agreement.

      o Lil Marc shall have not less than $200,000 of cash (or cash equivalents) and shall have no material liabilities, whether fixed, accrued or contingent. Lil Marc shall have not more than Fifty Thousand Dollars ($50,000), in the aggregate, in fees, expenses or disbursements incurred in connection with the consummation of the transactions contemplated by the Merger Agreement.

      o     The reverse stock split shall have been effectuated.

      o InkSure shall have received an opinion of Greenberg Traurig, LLP, special counsel to Lil Marc, in a form reasonably satisfactory to InkSure and addressed to InkSure, with such knowledge qualifiers and assumptions with respect to certain state laws as is customary and reasonable and with such reliance, as to certain matters, on an officer's certificate of Lil Marc and Merger Sub.


TERMINATION OF THE MERGER AGREEMENT

      The Merger Agreement is subject to termination prior to the effective time of the Merger:

      o     by the mutual written consent of Lil Marc and InkSure;

      o by either Lil Marc or InkSure if the Merger has not been consummated by the date which is 120 days after the date of the Merger Agreement (unless such failure to consummate is attributable to a material breach on the part of the party seeking to terminate);

      o by either Lil Marc or InkSure if a court or other governmental body has taken any action to permanently restrain, enjoin or prohibit the Merger;

      o by Lil Marc, at any time prior to the effective time of the Merger, if (i) any of InkSure's representations or warranties contained in the Merger Agreement is inaccurate, (ii) any of InkSure's covenants contained in the Merger Agreement is not performed (in either case such that Lil Marc's condition to closing would not be satisfied), or (iii) InkSure has failed to obtain proxies voting in favor of the Merger from all of its existing stockholders and from all of the purchasers of the Units; and

      o by InkSure, at any time prior to the effective time of the Merger, if (i) any of Lil Marc's representations or warranties contained in the Merger Agreement is inaccurate, (ii) any of Lil Marc's covenants contained in the Merger Agreement is not performed (in either case such that InkSure's condition to closing would not be satisfied), or (iii) if the Board of Directors of Lil Marc or the Majority Stockholder has withdrawn or modified their approval of the Merger and the related transactions.

                                CHANGE IN CONTROL

      Pursuant to the Merger Agreement, Lil Marc will cause to be consummated a business combination between Merger Sub, its wholly owned subsidiary, and InkSure, upon the terms and conditions set forth in the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub will be merged with and into InkSure, with InkSure as the surviving corporation. As a result, InkSure will become a wholly owned subsidiary of Lil Marc. Pursuant to the Merger Agreement, we will issue such number of shares of our Common Stock, to the stockholders of InkSure, which represents approximately 90% (assuming between 50 and 60 Units are sold in the Private Placement) of the fully-diluted equity capitalization of Lil Marc (the "Merger Consideration"). It is currently anticipated that the consummation of the Merger will occur no sooner than twenty (20) days after the date this Information Statement is first mailed to our current stockholders.

      It is presently anticipated that upon consummation of the Merger, Keith M. Rosenbloom and Joseph P. Wynne, currently the sole directors of the Board of Directors of Lil Marc, will remain on the Board of Directors of Lil Marc, and that Elie Housman, Yaron Meerfeld, Albert Attias, Eli Rozen and Avi Schechter will each be appointed to the Board of Directors of Lil Marc. In addition, the Placement Agent, shall appoint T. Lee Provow as its designee for the Board of Directors Therefore, it is presently anticipated that no sooner than twenty (20) days after the date this Information Statement is first mailed to Lil Marc's stockholders, the Board of Directors of Lil Marc will consist of Keith M. Rosenbloom, Joseph P. Wynne, T. Lee Provow, Elie Housman, Yaron Meerfeld, Albert Attias, Eli Rozen and Avi Schechter. (See "Election of New Directors").

      Due to the issuance of the Merger Consideration and the change in the directors of Lil Marc, both of which will become effective on the date of the consummation of the Merger, which is currently expected to occur no sooner than twenty (20) days after the date this Information Statement is first mailed to Lil Marc's stockholders, a change in control of Lil Marc will occur on the date of such consummation.

      Upon completion of the Merger and the Private Placement, the ownership of our Common Stock (on a fully diluted basis) by (i) the stockholders of InkSure, as a group and (ii) the current Lil Marc stockholders, as a group, is estimated as follows, after giving effect to the reverse stock split discussed below:

                                                     NUMBER OF
                                                     SHARES OF
                                                     OUR COMMON   PERCENTAGE
                      NUMBER OF                        STOCK      OWNERSHIP
     GROUP OF       SHARES OF OUR     PERCENTAGE      (MAXIMUM     (MAXIMUM
   STOCKHOLDERS    COMMON STOCK (1)  OWNERSHIP (1)   OFFERING)    OFFERING)
InkSure               12,061,179          90%        12,983,544      90%
Stockholders
Lil Marc              1,340,431           10%        1,442,616       10%
Stockholders
Total of all          13,404,310         100%        14,426,160      100%
Stockholders

(1) Assuming the Private Placement has been consummated, raising gross proceeds from the sale of Units of $5,000,000.

                              RELATED TRANSACTIONS

PRIVATE PLACEMENT TRANSACTION OF INKSURE

      The Private Placement of InkSure shall consist of a minimum of 40 Units on a "best efforts, all or none" basis and an additional 20 Units on a "best efforts" basis for a total of 60 Units, each Unit consisting of 62,112 shares of InkSure common stock, and warrants to purchase 21,739 shares of InkSure common stock ("Warrants"). The purchase price per Unit is $100,000. The minimum investment is one-half Unit, unless at the discretion of InkSure and the Placement Agent, subscriptions for less than one-half Unit are accepted. The Placement Agent may increase the Private Placement by up to 15 Units by exercising its over-allotment option at any time prior to 45 days after the closing of the Private Placement. InkSure's officers, directors and stockholders and their affiliates, as well as persons affiliated with the Placement Agent and Lil Marc, may purchase Units in the Private Placement. Such Units will be counted in determining when the Minimum Offering has been reached.

      In the event InkSure sold less than 50 Units, ComVest, or one or more of its limited partners or affiliates, had agreed to subscribe for and purchase, at $100,000 per Unit, a number of Units equal in the aggregate to 50 Units minus the number of Units which were purchased and paid for through the close of business on July 31, 2002, so that at least $5,000,000 would be raised in connection with the Private Placement. As of July 31, 2002, InkSure had raised an aggregate principal amount of $6,200,000 in connection with its Private Placement. Accordingly, ComVest's Standby Commitment has been terminated.

      The number of Warrant shares and their exercise price shall be adjusted for stock splits, recapitalizations and similar events. Subject to certain exceptions, including, without limitation, private placements at not less than 85% of the then current market price, the exercise price shall be adjusted based upon a weighted average formula for future issuances of equity securities which are convertible into or exercisable for InkSure common stock at a price per share below the then current Exercise Price or the then current market price.

      As of July 3, 2002, there were a total of 6,379,581 shares of InkSure common stock outstanding, and approximately 1,069,798 shares of InkSure common stock reserved for issuance pursuant to currently outstanding options and warrants. Assuming the sale of the Maximum Offering, there will be 10,106,301 shares of InkSure common stock issued and outstanding (11,037,981 shares if the over-allotment option is exercised in full), no preferred stock issued and outstanding, and approximately 2,877,244 shares (3,329,105 shares if the over-allotment option is exercised in full) of InkSure common stock reserved for issuance pursuant to currently outstanding options and warrants, including the Placement Agent Warrants and the Warrants sold pursuant to the Private Placement.

REVERSE STOCK SPLIT

      General

      The Board of Directors has deemed it in the best interests of Lil Marc to authorize a reverse stock split (the "Reverse Stock Split") whereby each holder of our Common Stock will receive 0.54 shares of our Common Stock for each share of our Common Stock held on the effective date of the Reverse Stock Split to comply with the terms of the Merger Agreement. The form of the proposed amendment is annexed to this Information Statement as Exhibit B (the "Reverse Stock Split Amendment").

      Purpose

      The Board of Directors has deemed it in the best interests of Lil Marc to authorize the Reverse Stock Split to comply with the terms of the Merger Agreement.

      Potential Effects of the Reverse Stock Split

      Pursuant to the Reverse Stock Split, each holder of one (1) share of our Common Stock immediately prior to the effectiveness of the Reverse Stock Split, would become the holder of 0.54 shares of our Common Stock upon consummation of the Reverse Stock Split.

      Although the Reverse Stock Split would not, by itself, impact our assets or business, the Reverse Stock Split could result in a decrease in the aggregate market value of our equity capital. The Board of Directors believes that this risk is outweighed by the benefits of the Reverse Stock Split.

      When implemented, the Reverse Stock Split may result in some stockholders owning "odd-lots" of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

      The change in the number of outstanding shares of our Common Stock due to the Reverse Stock Split will result in an accounting adjustment to our balance sheet. Our balance sheet will be adjusted by re-allocating from the equity line item entitled "Common Stock - Issued and Outstanding Shares" to the equity line entitled "Additional Paid-In-Capital." Other than this change to our balance sheet, the Reverse Stock Split will have no material effect on our financial business and will not impact the rights of the holders of our Common Stock.

      Shares of Common Stock Issued and Outstanding or Held as Treasury Shares

      Upon the effectiveness of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding would be reduced to a number that would be approximately equal to (i) the number of shares of our Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, multiplied by (ii) 0.54. The actual number of authorized shares of our Common Stock would not be changed.

      With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our Common Stock prior to and subsequent to the Reverse Stock Split would remain the same. After the effectiveness of the Reverse Stock Split, we do not anticipate that our financial condition or any aspect of our business would materially change as a result of the Reverse Stock Split.

      Effectiveness of the Reverse Stock Split

      The Reverse Stock Split will become effective as soon as practicable after the filing with the Secretary of State of the State of Nevada of a Certificate of Amendment to our Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment.

      Commencing at the close of business, following the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Nevada (the "Effective Time"), each stock certificate representing shares of our Common Stock before such date (the "Pre-Effective Stock") would be deemed for all corporate purposes to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Stock Split (the "Post-Effective Stock"). As soon as practicable after such date, stockholders would be notified as to the effectiveness of the Reverse Stock Split and instructed as to how and when to surrender their certificates representing shares of Pre-Effective Stock in exchange for certificates representing shares of Post-Effective Stock. We intend to use Pacific Stock Transfer Company as our exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Stock Split.

      Fractional Shares

      No fractional shares of our Common Stock will be issued to stockholders as a result of the Reverse Stock Split. At the Effective Time of the Reverse Stock Split, any resulting fractional shares shall be rounded up to the nearest whole share.

      Certain Federal Income Tax Consequences

      The following discussion summarizing certain federal income tax consequences is based on the Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

      We believe that the Reverse Stock Split will not be a taxable transaction to us because the transaction qualifies for non-recognition under the Code. With regard to the holders of Post-Effective Stock, we also believe that they will not recognize gain or loss as a result of the Reverse Stock Split. In the aggregate, each stockholder's basis in the Post-Effective Stock will equal the stockholder's basis in the Pre-Effective Stock.

                    SUMMARY OF PRO FORMA FINANCIAL STATEMENTS

      The unaudited pro forma financial information for Lil Marc is based on the historical financial statements of Lil Marc (which accompanies this Information Statement) and of InkSure (which are attached to this Information Statement as Exhibit C) and has been prepared on a pro forma basis to give effect to the Merger under the purchase method of accounting, as if the transaction had occurred on June 30, 2002, for each operating period presented. The pro forma information was prepared based on certain assumptions described below and may not be indicative of results that actually would have occurred had the Merger occurred at the beginning of the last full fiscal year presented or of results which may occur in the future. The unaudited pro forma consolidated financial statements data and accompanying notes attached hereto as Exhibit D to this Information Statement, should be read in conjunction with the annual financial statements and notes thereto of InkSure.

      The unaudited pro forma consolidated balance sheet as of December 31, 2001, presents the financial position of Lil Marc as if the Merger had occurred, had been closed on that date and was prepared utilizing the audited balance sheets as of December 31, 2001 of Lil Marc and InkSure. The pro forma consolidated statements of operations data presented assumes the Merger occurred at the beginning of the periods presented. It should not be assumed that Lil Marc and InkSure would have achieved the unaudited pro forma consolidated results if they had actually been combined during the periods shown.

      The Merger is expected to be accounted for as a purchase. Each InkSure stockholder will receive one (1) share of our Common Stock for each share of InkSure common stock resulting in the current stockholders of InkSure acquiring approximately 90% (assuming between 50 and 60 Units are sold in the Private Placement of our outstanding Common Stock, after giving effect to the Reverse Stock Split discussed above and including shares to be issued in connection with the Private Placement.

      The unaudited pro forma consolidated results are based on estimates and assumptions, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma consolidated results are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

      The unaudited pro forma combined results should be read in conjunction with the historical consolidated financial statements and notes thereto set forth herein, and other financial information pertaining to Lil Marc and InkSure, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" for each of Lil Marc and InkSure.

Pro forma financial information is set forth in greater detail in the Pro Forma Financial Statements beginning on Exhibit D of this Information Statement.

                               BUSINESS OF INKSURE

GENERAL

      InkSure develops, markets and sells customized authentication systems designed to enhance the security of documents and branded products and to meet the growing demand for protection from counterfeiting and diversion. In this context, "counterfeit items" are imitation items that are offered as genuine with the intent to deceive or defraud. "Diversion" (also termed "parallel trading" or "gray market commerce") is the selling of goods (often genuine goods) in a geographic market where both wholesale and retail prices are high while falsely purchasing them for another market where wholesale prices are lower, thus taking advantage of the price difference between the two markets. InkSure operates within the "authentication industry," an industry that includes a variety of firms providing technologies and services designed to prevent the counterfeiting and diversion of valuable documents and products. Some estimates of losses by companies and governments from counterfeiting and diversion range from $300 billion to as high as $1 trillion annually. Security Solution Consultancy reported in 1999 that their research had revealed a market of approximately $25 billion for document and product protection -- a mere 5% to 6% of the total estimated losses due to counterfeiting. As for the document protection market, one estimate puts the traditional high security print market (e.g., bank notes, checks, travelers checks, passports, lottery tickets and vouchers) at over $8 billion in 2000.

      InkSure's products are based on two principal technologies - customizable security inks that are suitable for almost every type of digital and impact printing on a wide variety of surfaces or substrates (e.g., paper documents, plastic identification cards, packaging materials and labels), and a sophisticated "full-spectrum" reader that uses proprietary software to quickly analyze marks printed with InkSure's specialty inks. InkSure's security solutions are considered to be covert because its specialty inks are indistinguishable from standard non-security inks and are easily incorporated into variable and fully personalized data on documents, products, product labels, packaging, and designs.

      InkSure's ink-based products provide a customized solution by creating a unique chemical code for each product that can only be authenticated by InkSure's reader. InkSure has applied for three patents in Israel covering various methods of marking documents for the purpose of authentication and one patent in the United States related to the "chipless" radio frequency ("RF") technology being developed by InkSure. InkSure is also seeking protection under the Patent Cooperation Treaty. See "Business of InkSure - Patents and Proprietary Technology."

      InkSure recently developed a new application for its technology that combines the security of its specialty inks with the power of the Internet to enhance supply chain management by securely tracking and tracing a product throughout the entire supply chain - from production to point of sale. This Tracking, Tracing and Authentication ("TT&A") system, which InkSure believes will be commercially available during the third quarter of 2002, consists of an integrated, real-time scanning device that reads and authenticates visible or invisible serial barcodes embedded with InkSure's specialty inks. Once the scanner authenticates the product, the embedded information is sent to the user's server, using dedicated software, via the Internet or cellular phones. The data is verified in accordance with a database that resides on the user's server, and the product is approved or rejected instantaneously. Authenticity can be checked and verified at any point of the supply chain, with the information being registered for further monitoring and control.

      In addition, InkSure is currently working on the development of next-generation RF technology that is being designed to enable low-cost tagging of items. This RF technology is being designed to permit "no line of sight" identification and will be suitable for a variety of applications, including authentication, supply chain management and traceability, proof of ownership, and data carrying transactions. If successfully developed, InkSure believes that such technology will eventually replace the familiar barcode technology, magnetic strips and other electronic article surveillance solutions currently available. See "Business of InkSure - Research and Development" and "Business of InkSure - Products."

      InkSure's security products and business strategy have enabled it to grow from $139,000 in revenues in 2000 to $1.8 million in 2001, with a sales backlog of $2.5 million as of December 31, 2001. See "Business of InkSure - Marketing and Business Strategy."

      InkSure Technologies Inc., a Delaware corporation formed in May 2000 under the name SHC Inc., conducts its operations with and through its direct and indirect subsidiaries, InkSure Inc., a Delaware corporation formed in March 2000, InkSure RF Inc., a Delaware corporation formed in March 2000, and InkSure Ltd., which was formed under the laws of Israel. InkSure Ltd. was established in December 1995 by Supercom. On May 10, 2000, Supercom sold InkSure Ltd. to InkSure Inc., pursuant to which InkSure Ltd. became a wholly-owned subsidiary of InkSure Inc.

MARKET OPPORTUNITY

      Currency and high-value documents have historically been subject to counterfeiting and forgery, and continue to be so today. In the last 15 years, the counterfeiting of goods has increased to the point where counterfeiting now affects brand owners in most industries. Major brands, whether national or multinational, are being systematically attacked by sophisticated criminal organizations, whose counterfeiting operations are often significant and global.

      Some estimates of losses by companies and governments from counterfeiting and diversion range from $300 billion to as high as $1 trillion annually. Other estimates place worldwide losses from counterfeiting of products at approximately $500 billion annually. A survey conducted by the Anti-Counterfeiting Group concluded that counterfeiting occurs in virtually every country in the world. The exact size of the problem is difficult to pinpoint since, by definition, the activity is a covert criminal activity and no official data is collected.

      Most surveys seem to agree on one thing - losses from counterfeiting and diversion are growing at a rapid rate. There are a number of factors that contribute to this growth, including rapid advances in inexpensive but sophisticated copying and scanning equipment, which make it easier for counterfeiters to produce high-quality fake packaging and documents, and the globalization of markets, in which the production of high-margin goods in low-cost emerging markets often results in less control over the manufacturing and distribution of such products creating the potential for counterfeiting and diversion.

      The market size of countermeasures for tampering, theft, diversion, and counterfeiting - i.e., the money companies and governments spend protecting their products and revenues - is substantial, but still far smaller than the estimated losses resulting from such illicit activities. Security Solution Consultancy reported in 1999 that their research had revealed a market of approximately $25 billion for product protection -- a mere 5% to 6% of the total estimated losses due to counterfeiting. As for the document protection market, one estimate puts the traditional high security print market (e.g., bank notes, checks, travelers checks, passports, lottery tickets and vouchers) at over $8 billion in 2000. Not only is the growth potential in the market for effective countermeasures apparent from the disparity between the estimated losses due to counterfeiting and the current size of the market for countermeasures, the growth potential in the market of countermeasures for tampering, theft, diversion, and counterfeiting is also evident from the market growth rates - while the estimated worldwide losses due to counterfeiting are growing at an average percentage of 20% annually, the amount spent by brand owners on solutions to prevent counterfeiting is growing at about 7% a year. The problem is escalating at a rate nearly three times faster then the solution.

      In general, brand owners that are victims of counterfeiting do not publicize their losses, nor do they publish their expenditures related to controlling the problem. In a survey conducted by the International Anti Counterfeiting Coalition in the year 2000, Fortune 500 companies reported that they spend an average of between $2 - $4 million per year to combat counterfeiting. Some reported spending up to $10 million. A few companies, such as Microsoft Corporation, do quantify and publicize their estimated losses and the numbers are staggering. In 1999, Microsoft published an estimate that it had lost over $12 billion due to counterfeiting and pirating of its software. Microsoft has also estimated that the cost of its anti-counterfeiting activities, including authentication features, investigation and prosecution, is repaid 10 times in reclaimed sales and legal damages.

      Of course, only companies that recognize, acknowledge and are able to quantify or estimate the scope of their counterfeiting problem, and are willing to invest in security solutions to combat them, are potential customers for InkSure's products and services. InkSure believes that the number of companies willing to invest in security solutions will grow as the magnitude of the problem continues to grow.

      Once the end user has decided to implement a security plan and introduce new security features or technology, there are various criteria by which the selected technology will be measured. InkSure believes that its products provide a high level of security and flexibility, while remaining cost-effective. See, however, "Business of InkSure - Competition."

TRADITIONAL AUTHENTICATION TECHNOLOGIES

      Technologies used to authenticate and protect products and documents can be divided into two general categories: overt and covert. Overt technologies are visible to the naked eye and are typically used by the consumer to identify the product or document as genuine. Holograms, intricate graphic design and color changing inks are among the most common overt security features used in both products and documents.

      Covert technologies are invisible and, historically, designed to be used by investigators, customs officials and other law enforcement agents to verify authenticity. There are numerous covert technologies currently in use in the market, including specialty substrates (e.g., papers with security fibers or magnetic threads) and in-product marking (e.g., tracers placed in fuels). However, one of the most frequently used features for product and document security is specialty ink for the obvious reason that ink is the carrier for printing on documents, packaging and labels.

      The rapid rise in counterfeiting and diversion, however, has led to the need for increasingly sophisticated security techniques for companies and organizations to mark and protect high-value products and documents. Accordingly, the market for countermeasures to counterfeiting and diversion is characterized by a constant inflow and introduction of new authentication techniques as a result of rapid technological progress. Complex new technologies that are difficult for counterfeiters to circumvent are in demand.

      Typically, currency and high value documents incorporate more than one security feature (high denominations of United States currency have up to 20 security features). Brand owners are increasingly adopting this same strategy and are using several security features simultaneously to make reproducing the document or packaging increasingly difficult and costly for the counterfeiter. In addition, layered security features provide continued protection for products in the market even if one of the features is compromised.

INKSURE SOLUTIONS

      In April 2000, InkSure's technology received the Lisbon 2000 Product & Image Security award for outstanding achievement in product and document authentication (other recipients included 3M and Applied Holographics (the world's largest hologram manufacturer)) at the annual Product and Image Security Conference. InkSure believes that its authentication technology can be distinguished from other authentication solutions, such as visible and invisible ultra-violet marks, fluorescent inks, watermarks and fibers, optically variable inks, and holograms, currently offered by its competitors because InkSure's solutions offer a high level of security and flexibility while remaining cost-effective. Due to the nature of InkSure's technology, which is based upon multi-disciplinary technologies, including chemistry, printing, electro-optics and software, the solution is customized for each customer without significant additional costs to InkSure or the customer.

      High Level of Security. Each security ink manufactured by InkSure has a unique "signature" that is comprised of a variety of factors, including the amounts and types of chemicals included in the ink, the type of ink, the ink color, the printing method and the substrate. Since the reader utilized by InkSure's solution reads a "full-spectrum" rather than sampling several points in a signature, a counterfeit item would have to replicate an entire unique signature - i.e., every variable upon which the signature depends - rather than merely replicating certain portions of the signature. In addition, because a coded ink's unique signature comprised of various factors, with numerous possible permutations thereof, InkSure's inks are extremely difficult to reverse engineer. InkSure believes that holograms, color changing inks and other more common overt security features are more easily replicated than InkSure's products. In addition, to thwart any counterfeiting attempts that successfully replicated a unique signature, InkSure could alter any of the variables upon which a signature is comprised of and create an entirely new unique signature without significant expense.

      Flexibility. InkSure's solution is highly flexible, applicable to almost every standard ink or toner used by standard printing devices. In addition, InkSure believes that its specialty inks are suitable for printing on any type of surface or substrate for which digital and impact printing is suitable. InkSure's reader is available either as a hand-held device designed for quick and accurate field inspection, or as a technology that can be integrated in existing readers (e.g., ATMs, MICR readers and access control systems) to allow automated verification in mass quantities. According to the client's security needs, several different coded inks can be incorporated in a single product or document and the corresponding reader can be programmed to authenticate and verify each of the different codes - and indicate which code was verified.

      Cost Effective. InkSure's technology provides a cost-effective solution to counterfeiting and diversion because of its positive cost-performance ratio. In addition, because InkSure's readers are designed to detect even trace amounts of the specific chemical markers, InkSure's solutions provide a relatively high level of security, including through the use of chemicals, such as tagging agents, at reasonable incremental costs to its customers.

MARKETING AND BUSINESS STRATEGY

      InkSure's business strategy utilizes a "razor / razor blade" approach with respect to the sale of its readers and inks. InkSure regards the selling of its proprietary readers as infrastructure similar to a hand held razor, while InkSure's specialty inks may be considered analogous to the blades of a razor which represent continuing sales. The potential anti-counterfeit market segments for InkSure's products can generally be divided into two major groups: documents (e.g., bank notes, checks, tickets, identification cards, and passports) and brand products (e.g., pharmaceuticals, software, automotive, toys, and apparel). InkSure has entered into strategic relationships with industry leaders (such as Westvaco Brand Security, Qwinstar Corporation and Sharon Carr Associates Ltd.) to leverage the development, distribution and co-marketing of their security products.

      InkSure believes that the most receptive market segment for its authentication and TT&A applications - the middle and high-end of the security market - includes customers who have experienced significant problems with counterfeiting and have been unable to reduce or eliminate the effects of counterfeiting through the authentication solutions that are more easily circumvented than InkSure's solutions. In addition, InkSure has targeted customers that need a covert security feature that is extremely difficult to reverse engineer.

      More specifically, InkSure has identified and targeted the following market segments:

      o Packaging. InkSure believes its product may facilitate brand protection through use in 1st level (on the product), 2nd level (on the packaging) and 3rd level packaging (through the use of labels, stickers, etc.). InkSure believes its products are suitable for a number of industries, including consumer goods (e.g., apparel, cosmetics, fragrances, software, tobacco), pharmaceuticals, and industries that rely upon component parts (e.g., automotive, computer hardware).

      o Games and Entertainment. Tickets and wrist bands for major sporting events and entertainment venues can be printed using InkSure's coded inks and authenticated at the entrance using either hand-held or stationary readers. Similarly, lottery tickets and gaming chips are subject to counterfeiting. Lottery tickets and gaming chips may be authenticated at the time of submission for payment.

      o Transportation. Both national and local transportation authorities issue travel passes, season tickets and individual trip tickets, all of which are subject to counterfeiting and authentication.

      o Financial Documents. Historically, checks and other financial documents have incorporated security features in the substrate or the pre-printed form, all in an effort to protect the variable data imprinted on the document. With InkSure's technology, the variable data can now be protected directly.

      o Government Identity Documents. InkSure believes that its ability to mark toners, inkjet ink and thermal transfer ribbons and therefore provide authentication to the variable data on government identity documents such as passports, visas, drivers licenses, ID cards, birth certificates, and motor vehicle registrations is unique. InkSure views these market segments as requiring a long-term marketing and selling process given the typical government bid process and cycles for initiating new features, as well as government cost constraints.

      o Retail Vouchers and Gift Certificates. Retail establishments currently use printed vouchers and gift certificates for increased sales. Certificates of Authenticity, which are printed documents that accompany a wide variety of retail goods ranging from software products to luxury goods are also an area of opportunity.

      o Tax Stamps. Government issued tax stamps for a variety of taxed items such as tobacco, wine, alcohol and export tax stamps offer opportunities for InkSure's authentication technology.

      InkSure has focused the bulk of its initial efforts on market segments where it has already achieved market penetration in actual sales and where it believes sales potential is highest - packaging, financial documents, entertainment (i.e., ticketing) and transportation. As a result of this focused strategy, InkSure has increased awareness of its products in these segments, established a presence in targeted markets throughout the world, and formed strategic alliances with companies that provide access to specific markets. See "Business of InkSure - Sales and Marketing."

SALES AND MARKETING

      Initially, InkSure relied solely on intermediaries to market and distribute its products and services. However, InkSure currently sells its products and services through a combination of its own sales personnel, strategic alliances and licenses with intermediaries. To date, InkSure has established key strategic alliances or valuable relationships with end-users in the following market segments:

      o Packaging. One key alliance is with Westvaco Brand Security, a subsidiary of Westvaco Corporation. Pursuant to an agreement effective until December 31, 2002, Westvaco Brand Security has the exclusive, worldwide right to use InkSure's technology in primary and secondary packaging and a nonexclusive right to use its technology for other packaging products, subject to quarterly payments plus additional royalties based on the number of products produced under the agreement.

      o Financial Documents. InkSure has also entered into an alliance with Qwinstar Corporation. Pursuant to this alliance, InkSure and Qwinstar intend to market Qwinstar "detection devices" with InkSure's specialty inks, to be used in combination to determine the authenticity of checks (i.e., counterfeit check detection). Under this agreement, Qwinstar will have the exclusive right to market this combination of products in the United States and the United Kingdom and InkSure will have the exclusive right to market outside those areas. After recoupment of costs, revenue from this venture will be shared among the parties pursuant to the agreement.

      o Ticketing. InkSure has also entered into an alliance with ISBAK A.S. (Istanbul Belediyeler Bakim Ulasim San Ve Tic. A.S.), a corporation incorporated under the laws of Turkey, and MTM Guvenlik ve Holografik Kart Sistemleri A.S., a corporation incorporated under the laws of Turkey. Pursuant to this alliance, InkSure and MTM Guvenlik will provide certain products and services to ISBAK, which is creating a secured ticketing system for public transportation in the city of Istanbul and providing ticket readers for public buses in the city. ISBAK has agreed to purchase, beginning on the second anniversary of the alliance agreement, a quantity of ink sufficient to produce at least 30 million tickets and not less than 2,700 readers. MTM Guvenlik will provide InkSure with certain services and manufacture, according to InkSure's specifications, certain hologram labels and other hologram applications. As consideration for its services, MTM Guvenlik is entitled to a percentage of the revenues from the finished product.

      On May 9, 2002, InkSure's subsidiary, InkSure Inc., entered into an agreement with Sharon Carr Associates Ltd. ("SCA"), a consulting firm formed in 1994 that works with brand owners to reduce counterfeiting and diversion through the use of customized security systems. Pursuant to this agreement, among other things, SCA will have the exclusive right to market specific products of InkSure to certain brand owners with whom SCA currently has relationships and SCA will offer InkSure an opportunity to work with other customers seeking any similar or competing authentication technology. In addition to other commissions provided for under the agreement, SCA will receive a five-year warrant, exercisable at a price of $1.61 per share, to purchase up to an aggregate of 350,000 shares of our Common Stock. This warrant shall only become exercisable as to that portion of shares which SCA earns the right to purchase based on the achievement of certain sales targets set forth in the agreement.

      Although InkSure intends to continue marketing its products and services through licensees and strategic alliances, InkSure believes that expanding its customer base through its direct sales personnel and maintaining a direct relationship with the end user are necessary elements to achieving deep market penetration.

PRODUCTS

      InkSure has created "Solution Packages" designed to meet various market needs. These packages rely primarily on InkSure's core technology, best described as "line of sight authentication" (i.e. electro-optical detection and analysis of organic and inorganic materials). The micro-processing unit within the readers uses a proprietary algorithm to authenticate genuine codes, as well as differentiate between various codes.

      InkSure has designed several generic readers that provide different levels of security for the various target applications. For specific projects, due to the flexibility upon which the technology is built, InkSure customizes the generic readers to fit customer needs according to size and speed. InkSure's current line of products, which support InkSure's customizable solutions, include the following:

      o The RDA2000 - a handheld detection pen used as a first level authentication tool.

      o The DA2000 - a handheld reader for quick and accurate field use, offering a sophisticated authentication mechanism.

      o The DA1000 - a lower-cost version of the DA2000 currently being used in a kit format for automatic inspection in Access Control and transportation applications.

      o The SDA2000FD - a desktop automatic reader that is part of an authentication station (including an application conform software) designed by InkSure and used for banking applications.

      o The IBR - dual function readers, providing both authentication and (invisible or visible) barcode reading for track & trace functionality.

      o QwinSure - kit type authentication device integrated within high speed check sorters for banking applications, currently being prepared for beta testing with a strategic partner.

      o HoloSure - Multi-layered security, comprised of an overt hologram (supplied by a hologram manufacturer via sub-contracting) that is covertly marked with InkSure's security inks that can be authenticated by either the DA2000 or DA1000 reader.

      InkSure plans to develop products that permit high volume tagging and authentication without requiring a line of sight. See "Business of InkSure - Research and Development."

COMPETITION

      InkSure is aware of other technologies, both covert and overt surface marking techniques, requiring decoding implements or analytical methods to reveal relevant information. These technologies are offered by other companies for the same anti-counterfeiting and anti-diversion purposes that InkSure markets its products. InkSure's competitors, many of whom have greater financial resources than InkSure, include:

      o Technology providers, that typically offer a specific range of security solutions.

      o Security print manufacturers, which are generally well established companies whose core business is printing. Security printing tends to be segregated from the bulk of the printing industry, implementing fundamentally the same technologies as those generally used by the printing industry but with specific `twists' that are more complex, difficult to access or expensive to use.

      o Systems Integrators, which have often evolved from other sectors in the printing industry, mainly security print manufacturers, technology providers or packaging and label manufacturers. These companies offer a wide range of security solutions, enabling them to offer a complete suite tailored to the customer's specific needs.

      o Security consultancy groups, which offer a range of technologies from several technology providers and tailor a specific solution to end-customers, based on a preliminary process involving risk analysis and characterization of a comprehensive organizational security program.

      Competition in InkSure's markets is based upon price, service, quality, reliability and the ability to offer secure transaction products and services with the flexibility to meet a customer's particular needs. InkSure believes its technology provides a unique and cost-effective solution that has certain common competitive advantages over other technologies. However, even technologies that are not as secure or reliable as InkSure's products may be competitive if they are marketed effectively and may also compete on the basis of other criteria, such as price. InkSure believes that prospective customers typically consider the following criteria when choosing a security technology:

      o Level of security (e.g., multi-layer or single layer solution, covert, overt).

      o Ability to support or be integrated with existing production, logistical processes and equipment.

      o     Ease of utilization/verification.

      o Ability to extend the use for various organizational uses (e.g., alteration, simulation, counterfeiting, diversion, supply chain management).

      o Safety and durability (i.e., ability to withstand environmental factors such as temperature, humidity, sunlight).

      o     Consistency and integrity of solution.

      o     Need for protection of variable vs. fixed data.

      o Flexibility of code location (e.g., location on package, on product, on different substrates).

      o In the case of overt features, attractiveness to consumer (i.e., added marketing value).

      o Conclusiveness (i.e., Can the technology provide conclusive evidence of counterfeiting?).

      Strong competitive pricing pressures exist, particularly with respect to products whose customers seek to obtain volume discounts and economies of scale. In addition, alternative goods or services, such as those involving electronic commerce, could replace printed documents and thereby also adversely affect demand for InkSure's products.

RESEARCH AND DEVELOPMENT

      The technology and know-how upon which InkSure's products are based are subject to continued development of materials and processes to meet the demands of new applications and increased competition. InkSure conducts most of its research and development activities at its facility in Rehovot, Israel. InkSure believes its future success depends upon its ability to identify the requirements for future products and product enhancements, and to define, implement and successfully develop the technologies, including, without limitation, its next generation RF technology, needed to deploy those products and product enhancements.

      InkSure pursues a process-oriented strategy in which it conducts efforts aimed at developing new or enhanced classes of products and services. As part of this strategy, InkSure works closely with current and potential customers, distributors and other members of the industry to identify market needs and define appropriate product specifications. InkSure's research and development expenditures totaled approximately $665,000 and $874,000 for fiscal years 2000 and 2001, respectively.

MANUFACTURING AND PRODUCTION

      The principal raw materials used by InkSure for the manufacturing of its specialty inks include trace amounts of various chemicals and inks suitable for various printing methods. InkSure believes that there are many sources for both these chemicals and the printing inks, which InkSure currently purchases from major suppliers in Europe. Some of these chemicals, however, are considered rare, with prices in excess of $20,000 per pound for certain chemicals. InkSure does not believe that it will have difficulty in continuing to procure these chemicals and printing inks given the number of suppliers, including, without limitation, suppliers located in the United States, Europe and Japan, from whom they can be procured. InkSure currently subcontracts the manufacturing of its specialty inks to various ink suppliers in Europe, who incorporate chemicals provided by InkSure into the inks. To maintain the integrity and security of its specialty inks, InkSure does not disclose the precise chemical ingredients to these ink suppliers.

      The principal raw materials used by InkSure for the manufacturing of its readers include electronic components, plastics and other raw materials. InkSure believes that these materials are in good supply and are available from multiple sources. InkSure currently utilizes subcontractors for the manufacturing of its readers.

PATENTS AND PROPRIETARY TECHNOLOGY

      Although InkSure's policy is to file patent applications to protect technology, inventions and improvements that are important to the development of its business, and although InkSure will continue to seek the supplemental protection afforded by patents, InkSure generally considers protection of its products, processes and materials to be more dependent upon proprietary knowledge, know-how and rapid assimilation of innovations than patent protection. InkSure has applied for three patents in Israel covering various methods of marking documents for the purpose of authentication and one patent in the United States related to the "chipless" RF technology being developed by InkSure. InkSure is also seeking protection under the Patent Cooperation Treaty.

      InkSure requires its employees, consultants and advisors to execute confidentiality agreements upon the commencement of any employment or consulting relationship with InkSure. Each agreement provides that all confidential information developed or made known to the individual during the course of the relationship will be kept confidential and not disclosed to third parties except in specified circumstances. In the case of employees, the agreements provide that all inventions conceived by an individual will be the exclusive property of InkSure, other than inventions unrelated to InkSure's business and developed entirely on the employee's own time. There can be no assurance, however, that these agreements will provide adequate protection or remedies for misappropriation of InkSure's trade secrets in the event of unauthorized use or disclosure of such information or that an independent third party will not develop functionally equivalent technology.

      The patent position of InkSure is uncertain and may involve complex legal and factual issues. Consequently, InkSure does not know whether any of its patent applications will result in the issuance of any patents, or whether patents, if issued, will provide significant proprietary protection or will not be circumvented or invalidated. Since patent applications are maintained in secrecy until patents issue, and since publications of discoveries in scientific or patent literature tend to lag behind actual discoveries by several months, InkSure cannot be certain that it was the first creator of inventions covered by pending patent applications or that it was the first to file patent applications for such inventions. Moreover, InkSure may have to participate in interference proceedings declared by the United States Patent and Trademark Office or other patent offices to determine the priority of inventions, which could result in substantial cost to InkSure.

EMPLOYEES

      At May 1, 2002, InkSure had 18 employees, including seven engineers, four sales and marketing personnel, five management and administrative personnel, and two operations personnel. Two of InkSure's employees - Mr. Elie Housman, InkSure's Chairman, and Mr. Russ Kobela, the manager of InkSure's U.S. operations - are based in the United States. InkSure considers its relations with its employees to be satisfactory. InkSure believes its future will depend in large part on its ability to attract and retain highly skilled technical employees.

      The employees of InkSure Ltd. are entitled to "Dmey Havra'a" as provided in a Collective Bargaining Agreement to which the General Labor Union of the Workers in Israel is a party. Dmey Havra'a is an employee benefit program whereby employees receive payments from their employer for vacation. In addition, InkSure Ltd. pays a monthly amount equal to 15.83% of the salary of each employee to an insurance policy, pension fund or combination of both, according to the request of such employee. Each employee pays a monthly amount to such insurance policy equal to 5% of such employee's salary. InkSure Ltd. pays a monthly amount equal to 7.5% of each employee's salary to an educational fund in the name of such employee. Each employee pays a monthly amount to such fund equal to 2.5% of such employee's salary. InkSure Ltd. makes cars available to some employees for their exclusive use. InkSure pays all costs associated with these cars, whether fixed or variable, including without limitation, fuel, repairs and insurance.

FACILITIES

      InkSure maintains its principal executive offices at 9 West Railroad Avenue, Tenafly, NJ 07670. InkSure subleases these facilities from Supercom pursuant to an oral arrangement whereby InkSure is responsible for all rent and expenses related to these facilities. InkSure plans to relocate its executive offices to another location on the East Coast of the United States within the next year in connection with the expansion of its operations in the United States. InkSure's research and development facilities are located at 5 Oppenheimer Street, Suite 38, Science Park, Rehovot 76701, Israel. The facilities leased by InkSure in Israel are approximately 1,476 square feet.

LEGAL PROCEEDINGS

      On December 12, 1999, Secu-Systems filed a lawsuit with the District Court in Tel Aviv-Jaffa against Supercom and InkSure Ltd. seeking a permanent injunction and damages. The plaintiff asserted in its suit that the printing method applied to certain products that have been developed by InkSure Ltd. constitutes inter alia: (a) breach of a confidentiality agreement between the plaintiff and Supercom; (b) unjust enrichment of Supercom and InkSure Ltd.; (c) breach of fiduciary duties owed to the plaintiff by Supercom and InkSure Ltd.; and (d) a tort of misappropriation of trade secret and damage to plaintiff's property. Secu-Systems seeks, among other things, an injunction and a 50% share of profits from the printing method at issue.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INKSURE


A.    RESULT OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the related notes. The financial statements have been prepared in accordance with US Generally Accepted Accounting Principles (GAAP).

This discussion contains forward-looking statements that involve risks and uncertainties. InkSure's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors.

The following table sets forth, for the periods indicated, certain financial data expressed as a percentage of total revenue:

                                        YEAR ENDED
                                       DECEMBER 31,
                                       ------------

                                    2000           2001
                                ----------        -------

Sales                              100.0%         100.0%
Cost of sales                       --              2.4
                                ----------        -------
Gross margin                       100.0           97.6
                                ----------        -------
Operating expenses:
Research and development           478.4           49.4
Sales and marketing                549.6           42.4
General and administrative         312.2           32.4
                                ----------        -------
Total operating expenses         1,340.2          124.2
                                ----------        -------
Operating income (loss)         (1,240.2)         (26.6)
Financial income, net             (101.4)           4.0
Capital gain                         0.0            0.0
                                ----------        -------
Net Income (loss) for the       (1,341.6)%        (22.6)%
year                            ----------        -------

Critical Accounting Policies

InkSure's financial statements are prepared in accordance with US GAAP. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis and which have been prepared in accordance with the historical cost convention, are set forth in Note 2 to the Consolidated Financial Statements.

Of these significant accounting policies, certain policies may be considered critical because they are most important to the portrayal of InkSure's financial condition and results, and they require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe the following critical accounting policies affect InkSure's more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue recognition. Revenue from systems and products are recognized when title and risk of loss have transferred to the customer and all customer acceptance and other conditions, if any, have been satisfied, and when collection is reasonably assured. Revenue from technology transfer is recognized according to contract life. Sales to distributors do not include the right of return.

Allowances for doubtful accounts. Accounts receivable are recorded at cost, less the related allowance for doubtful accounts receivable. Management, considering current information and events regarding the borrowers' ability to repay their obligations, judges accounts receivable to be impaired when it is probable that InkSure will be unable to collect all amounts.

Inventories. Inventories are stated at the lower of cost or net realizable value. Cost is determined by calculating raw materials, work in process and finished products using the "first in, first out" method.


Year Ended December 31, 2001 Compared with Year Ended December 31, 2000

Sales. Sales consist of gross sales of products less discounts and refunds, technology transfer and minimum application fees. Sales in 2001 were approximately $1.8 million, compared with approximately $0.1million in 2000.

InkSure signed its first customer contract in the third quarter of 2000. Under this agreement, the customer maintains the right to market InkSure's products worldwide in packaging until the end of 2003. According to the agreement, InkSure granted to the customer the exclusive right and an exclusive license to market and use its technology for such packaging applications.

This increase in total sales was primarily due to fact that InkSure recognized, in respect of this contract, due to the technology transfer, $139,000 and $417,000 for the years ended December 31, 2000 and 2001, respectively. InkSure also recognized, in respect of this contract, due to the minimum application fees on first-level products for the first full calendar year, $1,250,000 for the year ended December 31, 2001.

On January 1, 2002, the above mentioned contract was terminated and a new contract was signed between the parties. Under the new contract, InkSure granted to the customer an exclusive license to market and use its technology for applications in respect of $250,000 for one year.

Cost of Sales. Cost of sales consists of materials, sub-contractors and compensation costs. Cost of sales as a percentage of sales was 2.4% in 2001, compared with 0% in 2000. The low cost of sales is mainly due to the fact that sales were based on technology transfer and minimum application fees. There is no assurance that InkSure will keep this low rate of expenses.

Research and Development Expenses. Research and development expenses consist primarily of compensation costs attributable to employees engaged in ongoing research and development activities, development-related raw materials and sub-contractors, and other related costs. Research and development expenses were approximately $0.9 million in 2001 and $0.7 million in 2000. This 31% increase was primarily a result of increased investment in development efforts throughout the year.

Sales and Marketing Expenses. Sales and marketing expenses consist primarily of costs relating to compensation attributable to employees engaged in sales and marketing activities, promotion, advertising, trade shows and exhibitions, sales support, travel, commissions and related expenses. Sales and marketing expenses were approximately $0.8 million in 2001, compared with approximately $0.8 million in 2000.

The significant investment in pre-sales and marketing activities usually contributes to sales several months and sometimes more than a year later, following a lengthy sales process.

General and Administrative Expenses. General and administrative expenses consist primarily of compensation costs for administration, finance and general management personnel, office maintenance and administrative costs. General and administrative expenses were approximately $0.6 million in 2001, compared with approximately $0.4 million in 2000. This 32% increase was primarily related to additional employees recruited to support various general and administrative activities in 2001.

Financial Income, Net. Net financial income was approximately $71,000 in 2001, compared with financial expenses, net, of approximately $141,000 in 2000. This increase was due to the increase in InkSure's cash reserves during the course of the year and the exchange rate between the U.S. dollar and the Israeli shekel.

Net loss. InkSure had a net loss of approximately $0.4 million in 2001, compared with a net loss of approximately $1.9 million in 2000. The decrease in net loss in 2001 in comparison with 2000 is attributable to the various influences described above, primarily to increase in sales.

Period Ended June 30, 2002 Compared with Period Ended June 30, 2001

Sales. Sales in the period ended June 30, 2002 were approximately $1,884,000, compared with approximately $235,000 in the period ended June 30, 2001. The increase in sales was due primarily to the shipments under the transportation project in Turkey.

Cost of Sales. Cost of sales was approximately $271,000 in the first half of 2002, compared with approximately $15,000 in the first half of 2001. This increase was primarily due to the shipments under the transportation project in Turkey, which included 2,700 bus readers (hardware) and coded ink.

Net Income (Loss). InkSure had a net income of approximately $294,000 in the first half of 2002, compared with net loss of approximately $1,112,000 in the first half of 2001. The transfer from net loss to net income is attributable to the substantial increase in sales and, while maintaining investment in research and development, sales and marketing and reducing general and administrative expenses.

In March 2002, Supercom Ltd. (related party) had waived $1,480,000 of the loan that was given to InkSure.

Quarter Ended June 30, 2002 Compared with Quarter Ended June 30, 2001

Sales. Sales in the second quarter of 2002 were approximately $825,000, compared with approximately $130,000 in the second quarter of 2001. The increase in sales was due primarily to the shipments under the transportation project in Turkey. In the second quarter of 2001 sales were to one customer.

Cost of Sales. Cost of sales was approximately $85,000 in the second quarter of 2002, compared with $15,000 in the second quarter of 2001. This increase was primarily due to the shipments under the transportation project in Turkey, which included bus readers and coded ink. In 2001, sales were based on technology transfer with no real cost.

Research and Development Expenses. Research and development expenses consist primarily of compensation costs attributable to employees engaged in ongoing research and development activities, development-related raw materials and sub-contractors, and other related costs. Research and development expenses were approximately $188,000 in the second quarter of 2002 and $204,000 in the second quarter of 2001. The decrease was primarily due to the fact that in the beginning of 2001 InkSure was a research and development stage company with no substantial sales.

Sales and Marketing Expenses. Sales and marketing expenses were approximately $418,000 in the second quarter of 2002, compared with approximately $295,000 in the second quarter of 2001. The increase was primarily due to the fact that in the beginning of 2001 InkSure was a research and development stage company with no substantial sales. InkSure increased and intends to continue to increase the sales and marketing expenses in order to achieve the sales targets.

General and Administrative Expenses. General and administrative expenses were approximately $67,000 in the second quarter of 2002, compared with approximately $196,000 in the second quarter of 2001. Inksure succeed to decrease its G&A expenses in spite of the increase in sales.

Net Income. InkSure had a net income of approximately $56,000 in the second quarter of 2002, compared with a net loss of approximately $651,000 in the second quarter of 2001. The decrease in net loss is attributable to the various influences described above, primarily to increase in sales.


B.    LIQUIDITY AND CAPITAL RESOURCES

 Since its establishment, InkSure has met its financial requirements primarily through Supercom Ltd. (related party), cash generated from operations, and short-term bank borrowing.

Capital expenditures were approximately $81,000 in 2000 and $1.29 million in 2001. These expenditures were principally for machinery, computers and research and development equipment purchases. During 2002, InkSure expects to invest additional resources for capital equipment. InkSure does not have any material commitments for capital expenditures as of December 31, 2001.

At December 31, 2001, InkSure had cash and cash equivalents of approximately $2,000, short-term bank credit of $410,000 and long-term loan from related party of $1,780,000 ($2,292,000 in 2000). The decrease in the loan from related party as of December 31, 2001 is primarily attributable to the sale of Kromotek Inc. to Supercom Ltd. in respect of a loan in the amount of $737,000.

In March 2002, InkSure entered into a letter of intent with Commonwealth Associates, L.P to act as the placement agent in connection with proposed private placement of up to $7,500,000 (a minimum of $4,000,000) of financing. As of July 31, 2002, InkSure raised gross amount of $6,200,000.

InkSure believes that cash generated from operations and cash from this funding will provide sufficient cash resources to finance its operations and the projected expansion of its marketing and research and development activities for the fiscal year of 2002, however, if InkSure's operations do not generate cash to the extent currently anticipated by InkSure, or InkSure grows more rapidly than currently anticipated, it is possible that InkSure would require more funds than presently anticipated.

C.    RESEARCH AND DEVELOPMENT, PATENTS AND LICENSES

InkSure believes that its future success will depend upon its ability to enhance its existing products and systems and introduce new commercially viable products and systems addressing the demands of the evolving markets for brand and document protection. As part of the product development process, InkSure works closely with current and potential customers, distribution channels and leaders in certain industry segments to identify market needs and define appropriate product specifications. InkSure employees also participate in industry forums in order to stay informed about the latest industry developments.

InkSure's research and development expenses were approximately, $244,000 in 1999, $665,000 in 2000 and $874,000 in 2001. To date, all research and development expenses have been charged to operating expense as incurred.

InkSure holds 4 pending patents on its technologies.

D.   CONTRACTUAL OBLIGATIONS AND COMMITMENTS

Our contractual obligations and commitments at December 31, 2001 principally include obligations associated with our future-operating lease obligations. See
Note 8A to the Consolidated Financial Statements. We expect to finance these contractual commitments from cash on hand and cash generated from operations.

                                  RISK FACTORS

      You should carefully consider the risks described below relating to both InkSure and Lil Marc after the consummation of the Merger. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us may also impair our operations and business. Unless otherwise indicated, or unless the context otherwise requires, all references below to the terms "Lil Marc," "InkSure," "we," "our," "us" or "our company" shall mean Lil Marc and InkSure, after giving effect to the Merger.

      If we do not successfully address any of the risks described below, there could be a material adverse effect on our financial condition, operating results and business, and the trading price of our common stock may decline. We cannot assure you that we will successfully address these risks.

     INKSURE HAS A HISTORY OF OPERATING LOSSES AND MAY NOT BE PROFITABLE IN
                                   THE FUTURE

      InkSure has incurred substantial losses since its inception. InkSure had an accumulated deficit of approximately $3,317,000 at June 30, 2002, and had a working capital deficit (current assets less current liabilities) of approximately $414,000 at June 30, 2002. InkSure incurred losses of approximately $400,000 for the year ended December 31, 2001. InkSure had net income of approximately $294,000 for the quarter ended June 30, 2002. Notwithstanding the results for the quarter ended June 30, 2002, InkSure may not be profitable in the future.

      InkSure's operating expense levels are based on internal forecasts for future demand and not on firm customer orders for products or services. InkSure's results may be affected by fluctuating demand for its products and services from one quarter to the next and by increases in the costs of components acquired from suppliers.

      INKSURE HAS A LIMITED OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO
                           EVALUATE INKSURE'S BUSINESS

      InkSure was formed in May 2000. InkSure has a limited operating history on which to base an evaluation of InkSure's business and prospects. InkSure's revenue and income potential are unproven. An investor must consider the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies with limited capital in new and rapidly evolving markets. These risks and difficulties include:
InkSure's ability to develop its infrastructure; attract and maintain a base of end users; develop and introduce desirable products and services; provide customer support, personnel, and facilities to support InkSure's business; establish and maintain strategic relationships; and respond effectively to competitive and technological developments.

      InkSure's business strategy may not be successful or may not successfully address any of these risks or difficulties.

                           NEED FOR ADDITIONAL CAPITAL

      InkSure believes that the respective net proceeds from the Minimum Offering and Maximum Offering will satisfy its operating capital needs for at least 20 months and 24 months, respectively, based upon its currently anticipated business activities. InkSure's need for additional capital to finance its operations and growth will be greater should, among other things, its revenue or expense estimates prove to be incorrect. InkSure may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which would adversely affect its prospects, business, operating results and financial condition.

                        CONCENTRATION OF MAJOR CUSTOMERS

      For the fiscal year ended December 31, 2001, InkSure's relationship with Westvaco Brand Security, Inc. accounted for approximately 95% of InkSure's revenue. Although InkSure anticipates that revenues from its relationship with Westvaco will comprise a smaller portion of its revenues in fiscal year 2002, the loss of such customer, or any other customer that accounts for a significant portion of InkSure's revenues from time to time, could adversely affect InkSure's business, operating results and financial condition.

                     NO ASSURANCE OF BROAD MARKET ACCEPTANCE
                              OF PRODUCT OFFERINGS

      InkSure generates all of its revenue from sales and licensing of products relating to the "authentication industry." The market for providing these products and services is highly competitive and is affected by the introduction of new products and services that compete with the products and services offered by InkSure. Demand for these products and services could be affected by numerous factors outside InkSure's control, including, among others, market acceptance by prospective customers, the introduction of new or superior competing technologies or products and services that are available on more favorable pricing terms than those being offered by InkSure, and the general condition of the economy. Any market acceptance for InkSure's products and services may not develop in a timely manner or may not be sustainable. New or increased competition may result in market saturation, more competitive pricing, and lower margins. InkSure's business, operating results and financial condition would be materially and adversely affected if the market for InkSure's products and services fails to grow, grows more slowly than anticipated, or becomes more competitive or if InkSure's products and services are not accepted by targeted customers.

                                 PRODUCT DEFECTS

      Authentication products as complex as those offered by InkSure may contain undetected errors or defects when first introduced or as new versions are released. There can be no assurance that, despite testing by InkSure and by current and potential customers, errors will not be found in new authentication products after commencement of commercial shipments resulting in product recalls and market rejection of InkSure's authentication products and resulting in damage to InkSure's reputation, as well as lost revenue, diverted development resources and increased support costs. In addition, InkSure's product liability insurance, if any, may be insufficient to cover claims related errors or defects in InkSure's authentication products. Previously, InkSure, as a subsidiary of Supercom, was named as an additional insured under Supercom's insurance policies. InkSure intends to procure insurance under its own name prior to the consummation of the Private Placement.

              POTENTIAL INABILITY TO PROTECT PROPRIETARY TECHNOLOGY

      InkSure's performance and ability to compete are dependent to a significant degree on its proprietary technology. InkSure regards protection of its proprietary rights as critical to its success, and relies on patent, trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. InkSure has applied for three patents in Israel covering various methods of marking documents for the purpose of authentication and one patent in the United States related to the "chipless" RF technology being developed by InkSure, but has not received any patents. InkSure is also seeking protection under the Patent Cooperation Treaty. InkSure may file for additional patents as it deems appropriate. There can be no assurance that a patent will be issued with respect to any patent application filed by InkSure or that the scope of any claims granted in any patent will provide meaningful proprietary protection or a competitive advantage to InkSure. There can be no assurance that the validity or enforceability of patents which may be issued or licensed to InkSure will not be challenged by others or, if challenged, will be upheld by a court. In addition, there can be no assurance that competitors will not be able to circumvent any patents that may be issued or licensed to InkSure. InkSure has applied for, but has not received federal trademark registration for three of its marks. The inability of InkSure to protect its proprietary rights adequately would have a material adverse effect on InkSure.

      InkSure generally has entered into agreements containing confidentiality and nondisclosure provisions with its employees and consultants and limits access to and distribution of its documentation and other proprietary information. There can be no assurance that the steps taken by InkSure will prevent misappropriation of its technology or that agreements entered into for that purpose will be enforceable.

      Notwithstanding the precautions taken by InkSure, it might be possible for a third party to copy or otherwise obtain and use InkSure's proprietary information without authorization or to develop similar technology independently. Policing unauthorized use of InkSure's technology is difficult. The laws of other countries may afford InkSure little or no effective protection of its intellectual property. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which InkSure's products and services are made available. In the future, InkSure may also need to file lawsuits to enforce InkSure's intellectual property rights, protect InkSure's trade secrets, and determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on InkSure's business, operating results, and financial condition. See "Business of InkSure - Legal Proceedings."

      In addition, InkSure has entered into several agreements pursuant to which it has granted third parties broad, exclusive rights to distribute and sell certain technology of InkSure. Failure of these third parties to effectively market products and services based upon InkSure's technology could have a material adverse effect on InkSure's business, operating results, and financial condition.

              INKSURE WILL HAVE TO KEEP PACE WITH NEW PRODUCTS AND
                  RAPID TECHNOLOGICAL CHANGE IN ORDER TO REMAIN
                         COMPETITIVE IN THE MARKETPLACE

      If InkSure is able to sufficiently penetrate the market with its products and services, InkSure's future success will depend upon its ability to keep pace with technological developments and respond to evolving customer demands. Failure to anticipate or respond adequately to technological developments or significant delays in product development could damage InkSure's potential position in the marketplace and could have a material adverse effect on InkSure's business, operating results, and financial condition. With its current limited financial and technical resources, InkSure may not be able to develop or market new products, services or enhancements to its existing product and service offerings. It is possible that InkSure could experience significant delays in these endeavors. Any failure to successfully develop and market products and services and product and service enhancements could have a material adverse effect on InkSure's business, operating results and financial condition.



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



          INKSURE FACES COMPETITION AND PRICING PRESSURES FROM LARGER,
                   WELL-FINANCED AND MORE RECOGNIZED COMPANIES

      The market for InkSure's products and services is highly competitive. Many of InkSure's competitors have far greater financial, human, and other resources. Barriers to entry in InkSure's business are relatively insubstantial and companies with substantially greater financial, technical, marketing, manufacturing and human resources, as well as those with far greater name recognition than InkSure, may also attempt to enter the market. InkSure believes that its ability to compete depends on its technology and price, as well as on its distribution channels and the quality of products and services. There can be no assurance that InkSure will be able to compete successfully in the market.

           DEPENDENCE ON THIRD PARTIES FOR INFRASTRUCTURE AND SUPPLIES

      InkSure is dependent in part on the availability of equipment, supplies and services provided by independent third parties. Because InkSure does not manufacture its specialty inks or readers, or components thereof, an extended shortage of required components or the failure of key suppliers or subcontractors to remain in business, adjust to market conditions, or to meet InkSure's requirements could harm InkSure severely.

                            DEPENDENCE ON MANAGEMENT

      InkSure's success depends to a large degree upon the skills of its senior management team and current key employees and upon its ability to identify, hire, and retain additional sales, marketing, technical and financial personnel. InkSure may be unable to retain its existing key personnel or attract and retain additional key personnel. InkSure does not maintain key person life insurance for any of its officers or key employees. InkSure requires its executives and key employees to enter non-competition agreements with InkSure. The loss of any of its key executives, the use of proprietary or trade secret data by former employees who compete with InkSure, or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on InkSure's business, operating results and financial condition.

                            ABILITY TO MANAGE GROWTH

      Following the completion of the Private Placement, InkSure anticipates a period of significant growth in connection with expansion of its marketing efforts and business. The resulting strain on InkSure's managerial, operational, financial, and other resources could be significant. Success in managing expansion and growth will depend, in part, upon the ability of senior management to manage effectively the growth of InkSure. Any failure to manage the proposed growth and expansion of InkSure could have a material adverse effect on InkSure's business, operating results and financial condition.

                            ENVIRONMENTAL REGULATION

      InkSure's operations are subject to federal, state, local, and foreign environmental laws and regulations. InkSure's specialty inks include various chemicals, some of which may be hazardous substances and subject to various government regulations relating to its transfer, handling, packaging, use, and disposal. InkSure may store these chemicals or inks at its facilities in the United States and Israel, and a shipping company ships them at InkSure's direction. InkSure could face potential liability for problems that may arise when InkSure stores or ships these inks or chemical components. InkSure believes that it is currently in material compliance with applicable laws and regulations. To the extent future laws and regulations are adopted or interpretations of existing laws and regulations change, new requirements may be imposed on InkSure's future activities or may create liability retroactively. Failure to comply with applicable rules and regulations could subject InkSure to monetary damages and injunctive action, which could have a material adverse effect on InkSure's business, financial condition or results of operations.

               GOVERNMENT REGULATION OF RADIO FREQUENCY TECHNOLOGY

      The rules and regulations of the United States Federal Communications Commission (the "FCC") limit the radio frequency used by and level of power emitting from electronic equipment. InkSure's scanning device and the next-generation radio frequency technology scanning equipment will be required to comply with these FCC rules which may require certification, verification or registration of the equipment with the FCC. Certification and verification of new equipment requires testing to ensure the equipment's compliance with the FCC's rules. The equipment must be labeled according to the FCC's rules to show compliance with these rules. Testing, processing of the FCC's equipment certificate or FCC registration, and labeling may increase development and production costs and could delay introduction of InkSure's verification scanning device and next-generation radio frequency technology scanning equipment into the United States' market. Electronic equipment permitted or authorized to be used by the FCC through its certification or verification procedures must not cause harmful interference to licensed FCC users, and it is subject to radio frequency interference from licensed FCC users. Selling, leasing or importing non-compliant equipment is considered a violation of FCC rules and federal law and violators may be subject to an enforcement action by the FCC. Any failure to comply with the applicable rules and regulations of the FCC could have a material adverse effect on InkSure's business, operating results and financial condition.

                  CONDITIONS IN ISRAEL AFFECT THE OPERATIONS OF
                       INKSURE'S SUBSIDIARY IN ISRAEL AND
          MAY LIMIT INKSURE'S ABILITY TO SELL ITS PRODUCTS AND SERVICES

      InkSure Ltd., the principal operating subsidiary of InkSure ("InkSure Ltd."), is incorporated under Israeli law and its principal office, manufacturing facility and research and development facility are located in Israel. Political, economic and military conditions in Israel directly affect InkSure Ltd.'s operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Despite negotiations to effect peace between Israel and its Arab neighbors, the future of these peace efforts is uncertain. Since October 2000, there has been a significant increase in violence primarily in the West Bank and Gaza Strip, negotiations between Israel and the Palestinian Authority have ceased and there has been increased military activity characterized by some as war. More recently, violence has spread to Jerusalem and areas near Tel Aviv. Furthermore, several countries still restrict trade with Israeli companies, which may limit InkSure's ability to make sales in, or purchase components from, those countries. Any future armed conflict, political instability, continued violence in the region or restrictions could have a material adverse effect on InkSure's business, operating results and financial condition.

    INKSURE'S OPERATIONS COULD BE DISRUPTED AS A RESULT OF THE OBLIGATION OF
            KEY PERSONNEL OF INKSURE LTD. TO PERFORM MILITARY SERVICE

      Generally, all male adult citizens and permanent residents of Israel under the age of 45 are, unless exempt, obligated to perform up to 36 days of military reserve duty annually. Additionally, all Israeli residents of this age are subject to being called to active duty at any time under emergency circumstances. Some of the directors, officers and employees of InkSure Ltd. and some of the officers and employees of InkSure are currently obligated to perform annual reserve duty. InkSure's operations could be disrupted by the absence for a significant period of one or more of the directors, officers or key employees of InkSure Ltd. due to military service. Any such disruption could affect InkSure's business, results and financial condition.

       UNDER CURRENT ISRAELI LAW, INKSURE LTD. MAY NOT BE ABLE TO ENFORCE
                            COVENANTS NOT TO COMPETE

      InkSure Ltd. has non-competition agreements with all of its employees. These agreements prohibit its employees, if they cease working for InkSure Ltd., from directly competing with it or working for its competitors, generally, for up to twelve months. However, Israeli courts are reluctant to enforce non-compete undertakings of former employees.

     FLUCTUATIONS IN THE EXCHANGE RATE BETWEEN THE UNITED STATES DOLLAR AND
            FOREIGN CURRENCIES MAY AFFECT INKSURE'S OPERATING RESULTS

      InkSure incurs expenses for its operations in Israel in New Israeli Shekels (NIS) and translates these amounts into United States dollars for purposes of reporting consolidated results. As a result, fluctuations in foreign currency exchange rates may adversely affect InkSure's expenses and results of operations as well as the value of its assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. In addition, InkSure holds foreign currency balances, primarily NIS, that will create foreign exchange gains or losses, depending upon the relative values of the foreign currency at the beginning and end of the reporting period, affecting InkSure's net income and earnings per share. Although InkSure may use hedging techniques in the future (which it currently does not use), InkSure may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on InkSure's operating results and stock price. In addition, future currency exchange losses may increase if InkSure becomes subject to exchange control regulations restricting its ability to convert local currencies into United States dollars or other currencies.

             INKSURE IS EXPOSED TO SPECIAL RISKS IN FOREIGN MARKETS

      In conducting its business in foreign countries, InkSure is subject to political, economic, legal, operational and other risks that are inherent in operating in other countries. These risks range from difficulties in settling transactions in emerging markets to possible nationalization, expropriation, price controls and other restrictive governmental actions. InkSure also faces the risk that exchange controls or similar restrictions imposed by foreign governmental authorities may restrict its ability to convert local currency received or held by it in their countries into United States dollars or other currencies, or to take those dollars or other currencies out of those countries.

                        ENFORCEMENT OF CIVIL LIABILITIES

      InkSure Ltd. is incorporated under Israeli law and its principal office, manufacturing facility and research and development facility are located in Israel. Certain of the directors and InkSure Ltd.'s professional advisors are residents of Israel or otherwise reside outside of the United States. All or a substantial portion of the assets of such persons are or may be located outside of the United States. It may be difficult to effect service of process within the United States upon InkSure Ltd. or upon any such directors or professional advisors or to realize in the United States upon judgments of United States courts predicated upon civil liability of InkSure Ltd. or such persons under United States federal securities laws. InkSure Ltd. has been advised that there is doubt as to whether Israeli courts would (i) enforce judgments of United States courts obtained against InkSure Ltd. or such directors or professional advisors predicated solely upon the civil liabilities provisions of United States federal securities laws, or (ii) impose liabilities in original actions against InkSure Ltd. or such directors and professional advisors predicated solely upon such United States laws. However, subject to certain time limitations, Israeli courts will enforce foreign (including United States) final executory judgments for liquidated amounts in civil matters, obtained after due trial before a court of competent jurisdiction which recognizes similar Israeli judgments, provided that
(1) due process has been observed, (2) such judgments or the execution thereof are not contrary to Israeli law, public policy, security or sovereignty, (3) such judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties and (4) an action between the same parties in the same matter is not pending in any Israeli court at the time the law suit is instituted in the foreign court.

                     INKSURE HAS A STOCKHOLDER THAT IS ABLE
                 TO EXERCISE SUBSTANTIAL INFLUENCE OVER INKSURE

      InkSure is effectively controlled by Supercom, which beneficially owns, as of May 1, 2002, approximately 48.2% of InkSure common stock. Such ownership interest gives Supercom substantial influence over the outcome of all matters submitted to InkSure's stockholders, including the election of directors. Assuming the Maximum Offering and the Merger, Supercom will beneficially own approximately 27% of our Common Stock after the effective time of the Merger.

                   INKSURE IS SUBJECT TO SIGNIFICANT INFLUENCE
                  BY THE PLACEMENT AGENT; CONFLICT OF INTEREST

      An affiliate of the Placement Agent is the beneficial owner of 82.2% of Lil Marc. The Placement Agent will also receive a warrant to purchase that number of Units as equals 10% of the number of shares of common stock sold in the Private Placement, determined on a fully diluted basis. In addition, InkSure has agreed that, upon the consummation of the Private Placement and the Merger, Lil Marc's Board of Directors will consist of eight members, including one member designated by the Placement Agent and two members designated by the subscribers. Notwithstanding, the Placement Agent shall initially designate such members on behalf of the subscribers. The subscribers holding a majority of the Unit Shares and Warrants will have the right to replace such board designees. As a result, the Placement Agent and its affiliates will have the ability to exercise substantial influence over InkSure. Such potential ownership and certain other compensation to be received by the Placement Agent creates a conflict of interest for the Placement Agent in acting in its own best interests as opposed to the interests of the investors and provides the Placement Agent with substantial influence over InkSure following the Private Placement. See "Interest of Certain Persons in Matters to be Acted upon."

                         VOLATILITY OF OUR COMMON STOCK

      Our Common Stock is traded on the over-the-counter market with quotations published on the NASD OTC Bulletin Board under the symbol "LILM.OB." The trading volume of our Common Stock historically has been limited and sporadic, and the stock prices have been volatile. For example, during the twelve months prior to May 1, 2002, our Common Stock has traded at prices ranging from $0.15 to $0.39. As a result of the limited and sporadic trading activity, the quoted price for our Common Stock on the over-the-counter market is not necessarily a reliable indicator of its fair market value. The price at which our Common Stock will trade after the Private Placement may be highly volatile and may fluctuate as a result of a number of factors, including, without limitation, quarterly variations in InkSure's operating results and actual or anticipated announcements of new products or services by InkSure, other business partners, or competitors as well as the number of shares available for sale in the market.

        "PENNY STOCK" RULES MAY RESTRICT THE MARKET FOR OUR COMMON STOCK

      Upon the consummation of the Merger, our Common Stock will be subject to rules promulgated by the Commission relating to "penny stocks," which apply to companies whose shares are not traded on a national stock exchange or on the Nasdaq Small-Cap or National Market Systems, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Commission. These rules require brokers who sell "penny stocks" to persons other than established customers and "Accredited Investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our Common Stock and may affect the secondary market for our Common Stock. These rules could also hamper InkSure's ability to raise funds in the primary market for our Common Stock.

      FLUCTUATIONS IN INKSURE'S OPERATING RESULTS MAY ADVERSELY AFFECT OUR STOCK PRICE AND HOLDERS OF OUR COMMON STOCK MAY LOSE ALL OR A PORTION OF
                                THEIR INVESTMENT

      InkSure's quarterly operating results, changes in general conditions in the economy, the financial markets or InkSure's industry segment, or other developments affecting InkSure or its competitors, could cause the market price of InkSure common stock to fluctuate substantially. InkSure expects to experience significant fluctuations in InkSure's future quarterly operating results due to a variety of factors. Factors that may adversely affect InkSure's quarterly operating results include: the announcement or introduction of new products by InkSure and its competitors; InkSure's ability to retain existing clients and attract new clients at a steady rate, and maintain client satisfaction; the amount and timing of operating costs and capital

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expenditures relating to expansion of InkSure's business and operations;
government regulation; and general economic conditions and economic conditions specific to the authentication industry.

      YOU WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION OF YOUR PERCENTAGE
                           EQUITY AND VOTING INTEREST

      We may issue up to 14,068,204 shares of our Common Stock to the stockholders of InkSure in connection with the Merger. Assuming between 50 and 60 Units are sold in the Private Placement, the shares of common stock held by pre-merger stockholders of InkSure would represent approximately 90% of our total outstanding Common Stock. Accordingly, the Merger will have the effect of substantially reducing the percentage equity and voting interest held by each of our current stockholders.

       THE INKSURE STOCKHOLDERS MAY BE ABLE TO SIGNIFICANTLY INFLUENCE US
                          FOLLOWING THE SHARE ISSUANCE

      The substantial ownership of our Common Stock by the former InkSure stockholders after the closing of the Merger will provide them with the ability to exercise substantial influence in the election of directors and other matters submitted for approval by Company's stockholders. Following the closing of the Merger, the ownership of common stock by the InkSure stockholders, including those who will become directors and/or executive officers of Lil Marc, will represent approximately 90% of the outstanding shares of Lil Marc on July 3, 2002. This concentration of ownership of our Common Stock may make it difficult for other stockholders of the Company to successfully approve or defeat matters which may be submitted for stockholder action. It may also have the effect of delaying, deterring or preventing a change in control of Lil Marc without the consent of the InkSure stockholders. In addition, sales of our Common Stock by the former InkSure stockholders to a third party may result in a change of control of the Company.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following location of the SEC:

                              Public Reference
                              Section
                              Room 1024
                              450 Fifth Street,
                              N.W.
                              Judiciary Plaza
                              Washington D.C.
                              20549

      The SEC maintains an Internet World Wide Web site (http://www.sec.gov) that contains our reports, proxy statements and other information about us and other companies who file electronically with the SEC.

       OUR COMMON STOCK IS TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD.

      The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

      Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 and our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002 and June 30, 2002, each as filed with the Securities and Exchange Commission on April 1, 2002, May 15, 2002 and August 14, 2002, respectively (Commission File No. 0-24431), are incorporated in their entirety by reference into this Information Statement.

      As the requisite stockholder vote for the Stockholder Resolutions, as described in this Information Statement was obtained upon the delivery of the written consent of Majority Stockholder, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

      You can obtain any of the documents incorporated by reference into this document from us, or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document.

      You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following addresses:

                                 LIL MARC, INC.
                                830 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 829-5800

      If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

      We have not authorized anyone to give any information or make any representation about us that differs from, or adds to, the information in this document or in our documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

      If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document or to ask for proxies, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

      The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

      This Information Statement includes "forward-looking statements" within the meaning of various provisions of the Securities Act and the Exchange Act. All statements, other than statements of historical facts, included in this Information Statement that address future activities, events or developments, including such things as future revenues, product development, market acceptance, responses from competitors, capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of Lil Marc's business and operations, plans, references to future success and other such matters, are forward-looking statements. These statements are based on certain historical trends, current conditions and expected future developments as well as other factors Lil Marc believes are appropriate in the circumstances. However, whether actual results will conform to Lil Marc's expectations and predictions is subject to a number of risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties relating to Lil Marc's technology and other risks and uncertainties discussed in this Information Statement; general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Lil Marc; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond the control of Lil Marc. Consequently, all of the forward-looking statements made in this Information Statement are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by Lil Marc will be realized or, even if substantially realized, that they will have the expected consequences to or effects on Lil Marc or its business or operations.


                                  RESOLUTION #2

                               CHANGE OF OUR NAME

GENERAL

      Article I of our Articles of Incorporation currently provides that the name of Lil Marc is "Lil Marc, Inc." We have proposed an amendment, substantially in the form annexed to this Information Statement as Exhibit E (the "Articles Amendment"), which provides for, among other things, a change in the name of Lil Marc to "InkSure Technologies Inc."

      Article III of our Articles of Incorporation currently provides that Lil Marc "is organized to acquire, manufacture and market the "LIL MARC" a porcelain plastic toilet training device. (a) To engage in any and to develop, market and manufacture complimentary baby products and all activities that may be reasonably related to the foregoing and following purposes. . . ." We have proposed an amendment, substantially in the form of the Articles Amendment attached hereto as Exhibit E, which provides for, among other things, a change in the in the corporate purposes to reflect InkSure's current corporate purpose.

CONSENT REQUIRED

      Approval of the Articles Amendment requires the consent of the holders of a majority of the outstanding shares of our Common Stock, as of the Record Date. The Majority Stockholder, who owns approximately 82% of the outstanding shares of our Common Stock as of the Record Date, has given its consent to this amendment and accordingly, the requisite stockholder approval of the Articles Amendment was obtained by the execution of the Majority Stockholder's written consent in favor of the Articles Amendment.

PURPOSE

      The Articles Amendment is necessary to allow us to abide by certain terms and conditions of the Merger Agreement. The proposed change of our name to "InkSure Technologies Inc." is intended to convey more clearly a sense of our business after the acquisition of InkSure.

                                  RESOLUTION #3

                          INCREASE IN AUTHORIZED SHARES

GENERAL

      Article IV of our Articles of Incorporation currently authorizes us to issue up to 5,000,000 shares of capital stock consisting of 5,000,000 shares of our Common Stock and no shares of Preferred Stock. As of the Record Date there were 2,668,666 shares of our Common Stock and no shares of Preferred Stock outstanding. Accordingly, we currently have the authority to issue an additional 2,331,334 shares of our Common Stock and no shares of Preferred Stock. The Articles Amendment attached hereto as Exhibit E, if approved, would, among other things, increase the number of authorized shares of our Common Stock by 30,000,000 shares to an aggregate number of authorized shares of our Common Stock of 35,000,000 shares and increase the number of authorized shares of Preferred Stock by 10,000,000 shares to an aggregate number of authorized shares of Preferred Stock of 10,000,000 shares.

CONSENT REQUIRED

      Approval of the Articles Amendment requires the consent of the holders of a majority of the outstanding shares of our Common Stock, as of the Record Date. The Majority Stockholder, who owns approximately 82% of the outstanding shares of our Common Stock as of the Record Date, has given its consent to this amendment and accordingly, the requisite stockholder approval of the Articles Amendment was obtained by the execution of the Majority Stockholder's written consent in favor of the Articles Amendment.

PURPOSE

      The Articles Amendment is necessary to allow us to abide by certain terms and conditions of the Merger Agreement. As a result of the Merger, as Merger consideration, we have agreed to issue up to 14,068,204 shares of our Common Stock to the former InkSure stockholders.

Potential Effects of the Increase in Authorized Capital

      Upon effectiveness of the Articles Amendment, our authorized shares of our Common Stock will be utilized as follows:

              PURPOSE                       NUMBER OF SHARES
              -------                       ----------------
Outstanding Shares (as of the                   2,668,666
Record Date)

Shares  that  will  be  outstanding
after giving  effect to the Reverse             1,442,616
Stock  Split   authorized   by  the
Board of Directors

Additional   shares  that  will  be
reserved    for    issuance    upon
exercise of stock  options  held by             1,069,798
former     InkSure     stockholders
(excluding Sharon Carr)

Additional  shares of Common  Stock
that will be reserved  for issuance
upon the consummation of the Merger            14,068,204

Authorized    but    unissued   and
unreserved  shares  of  our  Common
Stock  after  giving  effect to the            18,419,382
Reverse  Stock Split  authorized by
the Board of Directors

Preferred Stock                                10,000,000

 Total Authorized . . . . . . . . .            45,000,000


      No further action by our stockholders will be necessary or sought prior to the issuance of the shares of our Common Stock that we will be authorized to issue after the Articles Amendment is effective.

      Although the Articles Amendment is being done for the reasons stated above, the amendment increasing the authorized shares of capital stock of Lil Marc could, under certain circumstances, discourage or make more difficult an attempt by a person or organization to gain control of us by tender offer or proxy contest, or to consummate a Merger or consolidation with us after acquiring control, and to remove incumbent management, even if such transactions were favorable to our stockholders due to the fact that prior to any action, such as a reverse stock split, there will be approximately 18 million shares of our Common Stock available for issuance (not including shares reserved for issuance under our 2002 Employee Director and Consultant Stock Option Plan) and 10,000,000 shares of Preferred Stock available for issuance. Accordingly, this amendment to our Articles of Incorporation may be deemed (under certain circumstances which may or may not occur) to be an anti-takeover measure. However, the Articles Amendment is not intended as an anti-takeover measure.


                                  RESOLUTION #4

                       INCREASE SIZE OF BOARD OF DIRECTORS

GENERAL

      Our Articles of Incorporation and By-laws currently provide that our Board of Directors shall consist of up to seven (7) directors. The Articles Amendment and By-laws Amendment (attached hereto as Exhibit G) provide for, among other things, an increase in size of our Board of Directors to eight (8).

CONSENT REQUIRED

      Approval of the Articles Amendment and By-laws Amendment requires the consent of the holders of a majority of the outstanding shares of our Common Stock, as of the Record Date. The Majority Stockholder, who owns approximately 82% of the outstanding shares of our Common Stock as of the Record Date, has given its consent to this amendment and accordingly, the requisite stockholder approval of the Articles Amendment and By-laws Amendment was obtained by the execution of the Majority Stockholder's written consent in favor of the Articles Amendment and By-laws Amendment.

PURPOSE

      The Articles Amendment and By-laws Amendment are necessary to allow us to abide by certain terms and conditions of the Merger Agreement which requires us to have a Board comprised of eight (8) directors.


                                  RESOLUTION #5

                       APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

      The Board of Directors deemed it in the best interests of Lil Marc to appoint Kost, Forer & Gabbay, a member of Ernst and Young International, as the independent auditors of Lil Marc for the fiscal year ending December 31, 2002.

CONSENT REQUIRED

      Ratification of the appointment of Kost, Forer & Gabbay, a member of Ernst and Young International, as Lil Marc's independent auditors requires the consent of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at any annual meeting of stockholders as of the Record Date. The Majority Stockholder, who owns approximately 82% of the outstanding shares of our Common Stock as of the Record Date, has given its consent to ratify this appointment and accordingly, the requisite stockholder approval was obtained by the execution of the Majority Stockholder's written consent in favor of such appointment.

      There were no disagreements with our prior accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of our prior accountants would have caused our prior accountants to make reference to the subject matter of the disagreement(s) in connection with its report on our financial statements.

PURPOSE

      The Board of Directors deemed it in the best interests of Lil Marc to appoint Kost, Forer & Gabbay, a member of Ernst and Young International, as the independent auditors of Lil Marc for the fiscal year ending December 31, 2002. Kost, Forer & Gabbay, a member of Ernst and Young International, previously has audited the financial statements of InkSure.

                                  RESOLUTION #6

    ADOPTION OF THE 2002 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

BACKGROUND AND PURPOSE

      The Board of Directors has adopted the 2002 Employee, Director and Consultant Stock Option Plan (the "Plan") and recommended that it be approved by Lil Marc's stockholders for their approval. In connection with the mailing of this Information Statement and the approval by the Majority Stockholder of the other resolutions described herein, the Majority Stockholder, who owns approximately 82% of the outstanding shares of our Common Stock as of the Record Date, has given its consent to approve the adoption of the Plan.

      The purpose of the Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment the success of Lil Marc is largely dependent, through the encouragement of stock ownership in Lil Marc by such persons. In furtherance of this purpose, the Plan authorizes, among other things: (a) the granting of incentive or nonqualified stock options to purchase our Common Stock (collectively, "Options") to persons selected by the administrators of the Plan from the class of all regular employees of Lil Marc, including officers who are regular employees, and directors; (b) the granting of nonqualified stock options to purchase our Common Stock to persons selected by the administrators of the Plan from the class of consultants and advisors to Lil Marc; and (c) the use of already owned shares of our Common Stock as payment of the exercise price for Options granted under the Plan .

      Stockholder approval of the Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Code, (ii) in order for the Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation U promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) by the rules of the National Association of Securities Dealers National Market System.

      The following is a summary of certain principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Information Statement as Exhibit F. Stockholders are urged to read the actual text of the Plan in its entirety.

SUMMARY OF THE LIL MARC, INC. 2002 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

      General

      The Plan allows us to grant Options. A total of 3,500,000 shares of Common Stock are reserved for issuance under the Plan. Either the stockholders or the Board may amend the Plan, provided that any amendment approved by the Board, which, as determined by the Board, is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code is subject to obtaining such stockholder approval. All employees and consultants of Lil Marc and the members of the Board are eligible to participate in the Plan.

      Material Features of the Plan

      The following briefly describes the material feature of the Plan, and is qualified, in its entirety, by reference to the full text of the Plan, which is attached hereto as Exhibit F.

      1 Shares Available for Issuance. 3,500,000 shares of Common Stock are reserved and available for the grant of Options under the Plan. Other than the Plan, Lil Marc has no other plan in effect under which options and stock-based awards may be granted to employees. The number of shares available under the Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events (discussed further below). Shares available for awards under the Plan may be either authorized and unissued shares or shares held in or acquired for our treasury.

            In certain circumstances, shares subject to outstanding Options may again become available for issuance pursuant to other Options available under the Plan. For example, canceled, forfeited or expired Options will again become available for the grant of new Options under the Plan.

            In the event of a recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Common Stock, adjustments may be made to the number and kind of shares available for issuance subject to any outstanding Options.

      2. Eligible Participants. Current and future employees (including officers), non-employee directors, and consultants of Lil Marc and its affiliates are eligible to participate in and receive a grant or grants of Options under the Plan. Individuals to whom Lil Marc or a subsidiary has offered employment may also be granted Options, but such individuals may not receive any exercise right relating to the Option until he or she has commenced employment or the providing of services.

      3. Administration. Subject to the terms and conditions of the Plan, the Board has the authority to designate which eligible individuals will receive Options, to determine the type and number of Options to be granted, to decide the number of shares to subject to the Options, to specify the time or times at which Options will be granted, exercisable or settled (including any performance conditions to be satisfied in connection therewith), and to provide any other terms, conditions or restrictions of such Options. The Board also has the authority to interpret and establish rules and regulations relating to the Plan and any individual agreements entered pursuant to the Plan, and make all other determinations that may be necessary or advisable for administration of the Plan. Under the Plan, the Board may delegate its authority to administer the Plan to a committee of the Board, in which case such committee shall administrate the Plan.

      4. Non-Qualified and Incentive Stock Options. The Options granted under the Plan may be either designated as non-qualified stock options ("Non-Qualified Stock Options") or incentive stock options ("Incentive Stock Options"), which are intended to meet the requirements of Section 422 of the Code such that a participant can receive potentially favorable tax treatment. The Board has discretion to determine the terms and conditions of each Option granted under the Plan, including the grant date, option price, the term of each Option, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the Plan, all of which will be evidenced in an individual Option agreement between the participant and Lil Marc. Generally, the terms of an Option will provide for post-employment exercise for specified period of time, determined by the Board. If not otherwise specified by the Board, the Plan provides that vested Options will become immediately exercisable and remain exercisable for one year (or the remainder of their term, if shorter) upon a participant's termination due to death, disability or retirement.

            Certain limitations apply to Incentive Stock Options. These limitations include a maximum term of ten years (5 years for 10% owners of Lil Marc, as determined under the Code), a minimum exercise price of fair market value of a share as of the date of grant (110% of the fair market value of a share for 10% owners), and restrictions on transferability of the Incentive Stock Option.

            Payment for shares purchased pursuant to an Option under the Plan may be made in cash or (with the consent of the Board) shares through broker-assisted cashless exercise procedures.

            Generally, Options granted under the Plan may not be transferred, pledged, disposed, or otherwise encumbered except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death. However, where not prohibited by the Code or other applicable law, the Board may permit transfers of Options upon certain conditions.

            In addition, any shares issuable pursuant to Options granted under the Plan to a participant may be offset (or reduced) by any amount the participant may owe to Lil Marc.

      5. Amendment and Termination of the Plan. The Board may amend, suspend or terminate the Plan, without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. The Board may, in its discretion, submit amendments to stockholders for approval, such as an amendment to increase the number of shares authorized for issuance pursuant to Options under the Plan. Under amendment provisions of the Plan, stockholder approval will not necessarily be required for amendments that might increase the cost of the Plan or broaden eligibility. Unless terminated earlier, the Plan will terminate at such time that all shares subject to Options have been issued or purchased, or ten years from the date of adoption by the Board. Because future Options under the Plan will be granted in the discretion of the Board, the type, number, recipients, and other terms of such Options cannot be determined at this time.

      6. Change of Control. Unless a participant's Option Agreement provides otherwise, under the Plan if Lil Marc is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of our assets other than a transaction to merely change the state of incorporation (a "Corporate Transaction"), the board of directors of any entity assuming the obligations of Lil Marc (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Common Stock then subject to such Options either the consideration payable with respect to the outstanding Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or
            (ii) provide that all Options must be exercised (either to the extent then exercisable or made fully exercisable pursuant to the underlying Option agreement or the discretion of the Board), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the Common Stock underlying such Options (either to the extent then exercisable or made fully exercisable pursuant to the underlying Option agreement or the discretion of the Board), over the exercise price thereof.

      Federal Income Tax Implications

      The following generally describes the federal income tax implications associated with the Options granted under the Plan:

      There are three points in time when a participant and Lil Marc could potentially incur federal income tax consequences: date of grant, upon exercise, and upon disposition. First, when an Option is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. Lil Marc similarly does not have any federal income tax consequences at the date of grant. Second, depending upon the type of Option, the exercise of an Option may or may not result in the recognition of income for federal income tax purposes. With respect to an Incentive Stock Option, a participant will not recognize any ordinary income upon the Option's exercise (except that the alternative minimum tax may apply). However, a participant will generally recognize ordinary income upon the exercise of a Non-Qualified Stock Option. In this case, the participant will recognize income equal to the difference between the Option price and the fair market value of shares purchased pursuant to the Option on the date of exercise.

      Incentive Stock Options are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the Option and receive capital gains treatment on any income realized from the exercise of the Option. Satisfaction of the holding periods determines the tax treatment of any income realized upon exercise. If a participant disposes of shares acquired upon exercise of an Incentive Stock Option before the end of the applicable holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the Incentive Stock Option minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must be recognized as capital gains by the participant. If a participant disposes shares acquired upon the exercise of an Incentive Stock Option after the applicable holding periods have expired, such disposition generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares (generally, in such case, the tax "basis" is the exercise price).

      Generally, Lil Marc will be entitled to a tax deduction in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of Options. However, Lil Marc is generally not entitled to a tax deduction relating to amounts that represent capital gains to a participant. Accordingly, if the participant satisfies the requisite holding period prior to disposition to receive the favorable tax treatment accorded Incentive Stock Options, Lil Marc will not be entitled to any tax deduction with respect to an Incentive Stock Option. In the event the participant has a disqualifying disposition, Lil Marc will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

      Compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Section 162(m) of the Code, and therefore remains deductible by Lil Marc. Under the Plan, Options granted with an exercise price that is at least equal to 100% of fair market value of the underlying shares at the date of grant will be intended to qualify as such "performance-based" compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances.

                                  RESOLUTION #7

                            ELECTION OF NEW DIRECTORS

GENERAL

      Lil Marc has recently entered into the Merger Agreement relating to a transaction which will ultimately result in the replacement of the majority of the Board of Directors of Lil Marc. It is presently anticipated that upon consummation of the Merger, the directors and officers of InkSure immediately prior to the effective time of the Merger will become the officers and directors of Lil Marc after consummation of the Merger. Therefore, it is presently anticipated that no sooner than twenty (20) days after the date this Information Statement is first mailed to Lil Marc's stockholders, the Board of Directors of Lil Marc will consist of Keith M. Rosenbloom, Joseph P. Wynne, T. Lee Provow, Elie Housman, Yaron Meerfeld, Albert Attias, Eli Rozen and Avi Schechter.

CONSENT REQUIRED

      Approval of the appointments to the Board of Directors has been consented to by the Majority Stockholder, who owns approximately 82% of the outstanding shares of our Common Stock as of the Record Date.

PURPOSE

      The Board of Directors deemed it in the best interests of Lil Marc to appoint the new directors to comply with the terms of the Merger Agreement.

DIRECTORS AND EXECUTIVE OFFICERS AND NOMINEES FOR DIRECTORS

      The following table sets forth as of July 3, 2002 certain information with respect to the directors and named executive officers of Lil Marc and those persons nominated or who will be nominated to fill the vacancies on the Board of Directors of Lil Marc pursuant to the transactions contemplated by the Merger Agreement (the "Director Nominees").


       NAME OF BENEFICIAL OWNER    AMOUNT AND    PERCENT    PERCENT
                                    NATURE OF    OF CLASS   OF CLASS
                                   BENEFICIAL    BEFORE     AFTER
                                  OWNERSHIP (1)   MERGER     MERGER
      T. Lee Provow (2)
                                        *            *          *
      Keith M. Rosenbloom (2)
                                        *            *          *
      Joseph P. Wynne (2)
                                        *            *          *
      Elie Housman
                                     621,122         *        5.2%
      Yaron Meerfeld
                                     170,727         *        1.5%
      Albert Attias
                                    1,312,785        *        11.4%

      Eli Rozen                      371,806         *         3.1%

      Avi Schechter                     *            *          *

      Shlomo Dukler (3)              16,890          *          *

      Eyal Bigon                     11,000          *          *

      Dana Kaplan (4)                 3,000          *          *


(1) Represents shares of Lil Marc anticipated to be received by the Director Nominees upon consummation of the Merger.

(2) Messrs. Rosenbloom, Wynne and Provow each disclaims beneficial ownership of the securities owned by ComVest and such information excludes all shares of our Common Stock beneficially owned by ComVest.

(3) Includes 16,890 shares of Common Stock underlying immediately exercisable options.

(4) Includes 3,000 shares of Common Stock underlying immediately exercisable options.

DIRECTORS, EXECUTIVE OFFICERS AND DIRECTOR NOMINEES

      The following table contains certain information with respect to the directors and executive officers of Lil Marc.

       NAME         AGE      POSITION AFTER MERGER           SINCE
       ----         ---      ---------------------           -----
T. Lee Provow       45              Director                Nominee
Keith M. Rosenbloom 33              Director              August 2001
Joseph P. Wynne     37              Director                May 2000
Elie Housman        63  Chairman of the Board, Director     Nominee
Yaron               42      Chief Executive Officer,        Nominee
Meerfeld                            Director
Albert Attias       73              Director                Nominee
Eli Rozen           47              Director                Nominee
Avi Schechter       46              Director                Nominee
Shlomo Dukler       66   Vice President -- Research and     Nominee
                                   Development,
                             Chief Technology Officer
Eyal Bigon          37  Vice President, Chief Financial     Nominee
                                     Officer
Dana Kaplan         31    Vice President Marketing and      Nominee
                               Business Development

Mr. T. Lee Provow currently focuses on managing the Placement Agent's relationships with its portfolio companies. Mr. Provow previously served as President and Chief Executive Officer of Intelispan since January 2000, until Intelispan was sold to McLeod USA, and served as a director since August 1998. From May 1998 to December 1999, Mr. Provow served as the Chief Operating Officer of Slingshot Networks LLC, a provider of digital media storage, until Slingshot Networks was purchased by Qwest Communications. From June 1995 to May 1998, Mr. Provow served as the Executive Vice President and Chief Operating Officer of GridNet International, a provider of enhanced data communications services, which Mr. Provow founded and which was purchased by MCI WorldCom in July 1997. Prior to founding GridNet, Mr. Provow spent 15 years with NCR and its successor, AT&T Global Information Services, in various domestic and international technical, marketing, product management, and strategic planning positions, including Vice President of Retail Product and Systems Marketing. Mr. Provow serves as a director of Slingshot Networks, LLC, US Wireless Data, Horizon Medical Products and Intraware.

Mr. Keith M. Rosenbloom was appointed President and a Director of Lil Marc in August 2001. Mr. Rosenbloom devotes no less time to the affairs of Lil Marc than he deems reasonably necessary to discharge his duties to Lil Marc. Mr. Rosenbloom has been a Managing Director and Director of Merchant Banking of Commonwealth Associates LP for more than the past five years. He received a B.A. degree from Yale University.

Mr. Joseph P. Wynne has been Chief Financial Officer, Secretary and a Director of Lil Marc since May 2000. Mr. Wynne devotes no less time to the affairs of Lil Marc than he deems reasonably necessary to discharge his duties to Lil Marc. Mr. Wynne is a Certified Public Accountant and has been Chief Financial Officer and Financial Principal of Commonwealth Associates LP and ComVest Capital Partners, LLC since October 1995. Mr. Wynne joined Commonwealth Associates in October 1993 as the Controller. Prior thereto, from November 1990 to October 1993, Mr. Wynne was Supervisor for the Corporate Accounting Department of Bear Stearns & Co., Inc. and from January 1988 to November 1990 was Audit Supervisor at Goldstein, Golub and Kessler. Mr. Wynne received a Masters of Business Administration degree in finance from Leonard N. Stern School of Business at New York University in 1994. In addition, Mr. Wynne graduated with a Bachelors of Business Administration degree in accounting from Hofstra University in 1987.

Elie Housman joined InkSure in February 2002 as Chairman and also serves as a director of InkSure. Mr. Housman was a Principal at Charterhouse Group International, a privately held merchant bank, from 1989 until June 2001. At Charterhouse, Mr. Housman was involved in the acquisition of a number of companies with total sales of several hundred million dollars. Prior to Charterhouse, he was co-owner of AP Parts, a $250 million automotive parts manufacturer. Mr. Housman was also the Chairman of Novo Plc. in London, a leading company in the broadcast storage and services industry. At present, Mr. Housman is a director of a number of privately held companies in the United States.

Yaron Meerfeld joined InkSure in November 2001 as Chief Executive Officer and also serves as a director of InkSure. During the prior seven years, Mr. Meerfeld developed expertise in authentication and multi-layered security systems for documents, passports, ID cards and smart cards as Managing Director of Kromotek, Inc. and as the Vice President for Sales and Marketing at Supercom. Prior to joining SuperCom, he served as Vice President for Sales and Marketing at APPLItec Ltd, Director of International Sales and Marketing at IIS Ltd. and in senior sales positions at Eichut Microcomputers, Ltd. Mr. Meerfeld holds a B.Sc. in Economics & Business from Bar Ilan University and an M.B.A. from Tel Aviv University in Israel.

Dr. Shlomo Dukler, the Company's Chief Technology Officer and Vice President - Research and Development, has extensive experience working with photoluminescence, pigments, organic/inorganic fluorescent compounds, spectroscopy, printing inks and security printing inks. Prior to joining the Company, he worked for the Israeli government for over twenty-seven years, serving at the "Plantex" Pharmaceutical plant, as Head of the Chemistry Department of the Government of Israel Laboratories, and a consultant to the Department of Neurobiology and the Department of Organic Chemistry of the Government of Israel Laboratories. Dr. Dukler has a PhD in Physical and Organic Chemistry from the Weizmann Institute of Science, Israel, and he is an R&D Research Fellow in Medicinal Chemistry at the Weizmann Institute.

Eyal Bigon, C.P.A., joined the Company in January 2002 as Vice President and Chief Financial Officer. During the prior five years, he was the Chief Financial Officer of RiT Technologies (NASDAQ: RITT), a leading provider of integrated network management solutions for the communications market. Prior to joining RiT, Mr. Bigon held financial positions at Tadiran and IBM. Mr. Bigon has a B.A. in Accounting and Economics and an M.B.A. from Tel-Aviv University.

Dana Kaplan has been employed by the Company in various capacities since 2000. She has served as Vice President -- Marketing and Business Development since 2002. Prior to joining the Company, she served in commercial marketing management at Bagir Ltd and in international marketing planning and management for other Israeli companies operating in the global market. Ms. Kaplan's technical background involves experience as an R&D chemist at Avco Chem (pigments and dyestuffs). Ms. Kaplan has degrees in Textile Chemistry Engineering (B.Tech) from Shenkar College in Israel and Global Marketing (M.Sc. with Honors) in a joint program through Philadelphia University in the United States, Reutlingen University in Germany and Shenkar College.

Albert Attias has been a director of InkSure since March 2002. Mr. Attias joined The El-Ad Group, Ltd. as President in September 1996 and currently serves as a director of The El-Ad Group, Ltd. The El-Ad Group is a member of El-Ad Ink LLC, which currently holds 1,312,785 shares of Convertible Preferred Stock. Prior to 1996, Mr. Attias was Deputy General Manager in the Mercantile Discount Bank, Ltd. in Tel Aviv for twelve years. Previously, Mr. Attias worked at Barclays Bank.

Eli Rozen is the Chairman and a principal stockholder of Supercom, which is a principal stockholder of Lil Marc. Mr. Rozen founded Supercom in December 1988. Previously, he founded and served as President of Electrocard Ltd., which was active in the identification card market and a predecessor of Supercom. He previously held management positions in the real estate and construction industry. He earned a B.Sc. in Industrial Engineering and Management from the renowned Technion Israel Institute of Technology in Haifa, Israel.

Avi Schechter has been a director of InkSure since April 2002. Mr. Schechter currently serves as the Chief Executive Officer of Supercom and has many years of commercial and managerial experience. As the CEO of Genodus, Schechter was in charge of developing a generic platform that for the first time enabled simplified and complete implementation of all encompassing Enterprise Application Integration (EAI) projects. Previously, Schechter has been the CEO E-com Global Electronic Commerce, a subsidiary of the Aurec Group. Mr. Schechter has also been the CEO of Tikal Ltd., a service company, which provides medical information to insurance companies. Mr. Schechter holds a B.A. in Economics and Sociology from Bar-Ilan University and M.Sc. in Information Systems from Recanati School of Business, Tel-Aviv University.

EXECUTIVE COMPENSATION

      Lil Marc does not pay directors any compensation as a director.

      InkSure currently pays its executive officers annual salaries ranging from $65,000 to $150,000. InkSure's chief executive officer, Yaron Meerfeld, has an annual salary of $135,000 and has been granted options exercisable for up to 57,000 shares of InkSure common stock, of which 28,500 shares are subject to immediately exercisable options. InkSure's Chief Financial Officer, Eyal Bigon, has an annual salary of $115,000 and has been granted options exercisable for up to 55,000 shares of InkSure common stock, of which 11,000 shares are subject to immediately exercisable options. InkSure's Vice President of Marketing and Business Development, Dana Kaplan, has an annual salary of $150,000 and has been granted options exercisable for up to 15,000 shares of InkSure common stock, of which 3,000 shares are subject to immediately exercisable options. InkSure's Chief Technology Officer, Dr. Dukler, has an annual salary of $65,000 and has been granted options exercisable for up to 68,197 shares of InkSure common stock, of which 16,890 shares are subject to immediately exercisable options.

EMPLOYMENT AGREEMENTS

      On February 6, 2002, InkSure entered into a two-year employment agreement with Elie Housman. The agreement provides for an annual base salary of $40,000; provided however that the annual base salary shall be automatically increased to $75,000 upon InkSure receiving aggregate additional equity capital of $3.0 million on or before September 6, 2002. Accordingly, his salary would increase upon consummation of this Offering.

      Pursuant to the agreement, InkSure granted to Mr. Housman 7-year options to purchase 478,469 shares of our Common Stock, which options are exercisable at a price per share of $0.966. The options granted to Mr. Housman were not granted pursuant to InkSure's option plan. Of the options, 159,489 vest immediately and the remaining options vest upon the consummation of certain transactions involving InkSure, including consummation of a financing meeting certain criteria, of which 159,489 such remaining options have already vested. The offering contemplated hereby meets such criteria and, accordingly, the remaining 159,491 unvested options held by Mr. Housman shall vest upon consummation of this Offering. Vesting shall accelerate in the event that there is a change in control, liquidation or dissolution of InkSure or Mr. Housman's employment with InkSure is terminated without cause or by Mr. Housman for good reason (as defined therein).

      Either party may terminate the agreement on ten days' prior written notice or upon the occurrence of certain events constituting cause or good reason. In the event the agreement is terminated without cause or for good reason, in addition to the immediate vesting of options as set forth above, Mr. Housman would be entitled to a lump sum severance payment equal to Mr. Housman's annual base salary. The agreement also contains customary provisions with respect to benefits, reimbursement of expenses, confidentiality and non-competition.

      Pursuant to the terms of the Merger Agreement, Lil Marc has agreed to assume the above-referenced employment agreements and exchange the related stock options for options under the 2002 Employee Director and Consultant Stock Option Plan.

MEETINGS OF THE BOARD OF DIRECTORS

      During the last full fiscal year ended December 31, 2001, Lil Marc's Board of Directors did not meet.

COMMITTEES OF THE BOARD OF DIRECTORS

      Lil Marc does not have any standing audit, nominating or compensation committees of the Board of Directors.

CERTAIN LEGAL PROCEEDINGS

      To the knowledge of Lil Marc, there are no material proceedings to which any director, executive officer or affiliate of Lil Marc, owner of record or beneficially of more than 5% of any class of voting securities of Lil Marc or any associate of any such director, executive officer or affiliate of Lil Marc or securityholder is a party adverse to Lil Marc or any of its subsidiaries or has a material interest adverse to Lil Marc or any of its subsidiaries.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

      Pursuant to Section 16 of the Exchange Act, Lil Marc's directors and executive officers and beneficial owners of more than 10% of our Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in our Common Stock. Based solely on a review of such reports provided to Lil Marc and written representations from such persons regarding the necessity to file such reports, Lil Marc is not aware of any failures to file reports or report transactions in a timely manner during Lil Marc's fiscal year ended December 31, 2001.

DESCRIPTION OF OUR COMMON STOCK

      All outstanding shares of our Common Stock are fully paid and non-assessable. Each share of the outstanding Common Stock is entitled to participate equally in dividends as and when declared by the Board of Directors and is entitled to participate equally in any distribution of net assets made to the stockholders upon our liquidation. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our Common Stock. All shares of our Common Stock have equal rights and preferences. The holders of our Common Stock are entitled to one vote for each share held of record on all matters voted upon by stockholders and may not cumulate votes for the election of directors.

DESCRIPTION OF PREFERRED STOCK

      As of the Record Date, no shares of Preferred Stock were authorized. As discussed in this Information Statement, the Board of Directors of Lil Marc and the Majority Stockholder have approved an amendment to the Articles of Incorporation authorizing the issuance of up to 10,000,000 shares of Preferred Stock, par value $.01 per share.

TRANSFER AGENT AND REGISTRAR

      Pacific Stock Transfer Company is the transfer agent and registrar of our Common Stock.

DIVIDENDS

      We have never declared or paid any cash dividends on our Common Stock. We presently intend to retain all future earnings for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

NEVADA ANTI-TAKEOVER LAWS

      We are incorporated under the laws of the State of Nevada and are therefore subject to various provisions of the Nevada corporation laws which may have the effect of delaying or deterring a change in control or management of us.

      Nevada's "Combination with Interested Stockholders Statute," Nevada Revised Statutes 78.411-78.444, which applies to Nevada corporations that have at least 200 stockholders, prohibits an "interested stockholder" from entering into a "combination" with the corporation, unless specific conditions are met. A "combination" includes:

      o any merger with an "interested stockholder," or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder,

      o any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, in one transaction or a series of transactions, to an "interested stockholder," having (i) an aggregate market value equal to 5% or 34 more of the aggregate market value of the corporation's assets, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation,

      o any issuance or transfer of shares of the corporation or its subsidiaries, to the "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation,

      o the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the "interested stockholder,"

      o certain transactions which would have the effect of increasing the proportionate share of outstanding shares of the corporation owned by the "interested stockholder," or

      o the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an "interested stockholder." An "interested stockholder" is a person who (i) directly or indirectly owns 10% or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation which at any time within three years before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

      A corporation to which the statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of the shares that caused the interested stockholder to become an interested stockholder was approved by the board of directors before the interested stockholder acquired those shares. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all the requirements in Lil Marc's Articles of Incorporation are met and either

      o (i) the board of directors of the corporation approves, prior to the person becoming an "interested stockholder," the combination or the purchase of shares by the "interested stockholder" or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested stockholder" at a meeting called no earlier than three years after the date the "interested stockholder" became one or

      o the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets the minimum requirements set forth in Sections 78.411 through 78.443, inclusive, and prior to the consummation of the combination, except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the corporation.

      The above provisions do not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our Articles of Incorporation do not exclude us from the restrictions imposed by the above provisions.

      Nevada's "Control Share Acquisition Statute," Sections 78.378 through
 78.3793 of the Nevada Revised Statutes, prohibits an acquirer, in particular circumstances, from exercising voting rights of shares of a target corporation's stock after crossing specific threshold ownership percentages, except those voting rights that are granted by the target corporation's stockholders.

SECURITIES AND EXCHANGE COMMISSION ON INDEMNIFICATION

      Our by-laws provide for a broad right for indemnification for any person who is or was involved in any manner in any threatened, pending, or completed investigation, claim, action, suit, or proceeding by reason of the fact that the person had agreed to become a director, officer, employee, or agent of our company.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against liabilities arising under the Securities Act of 1933 (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the submitted issue.

VOTING RIGHTS

      Each share of Common Stock is entitled to one vote in the election of directors and other matters. Common stockholders are not entitled to preemptive or cumulative voting rights.

                                          By Order of the Board of Directors

                                          /s/ Joseph P. Wynne

                                          Joseph P. Wynne, Secretary

August __, 2002

                                INDEX TO EXHIBITS

            EXHIBIT                      DESCRIPTION

               A                 Agreement and Plan of Merger

               B                 Form of Reverse Stock Split
                                          Amendment

               C                      Audited Financial
                                  Statements of InkSure for
                                    the fiscal year ended
                                  December 31, 2000 and 2001
                                   and Unaudited Financial
                                  Statements for InkSure for
                                  the period ended June 30,
                                             2002

               D                     Unaudited pro forma
                                   Financial Statements for
                                     Lil Marc and InkSure

               E                  Form of Articles Amendment

               F                 2002 Employee, Director and
                                 Stock Option Consultant Plan

               G                  Form of By-laws Amendment

               H                      Dissenters' Rights
                                 Provisions under the Nevada
                                       Revised Statutes